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                                                                    Exhibit 10.1

                                  [LOGO] SPRINT



                  PURCHASE OF EQUIPMENT AND SERVICES AGREEMENT

                                     BETWEEN

                        SPRINT/UNITED MANAGEMENT COMPANY

                                       AND

                          HYBRID NETWORKS, INCORPORATED



                                DATED MAY 1, 2000



                           CONTRACT NUMBER CM000490SBS


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                                TABLE OF CONTENTS

1.0    HEADINGS AND DEFINITIONS ..................................................................................1

2.0    ORDER .....................................................................................................4
   2.1   ORDER TERMS .............................................................................................4
   2.2   ORDER REQUIREMENTS ......................................................................................4
   2.3   BRANDING AND LABELING ...................................................................................4
   2.4   PURCHASE REQUIREMENTS ...................................................................................5
   2.5   ADDITIONAL OR INCONSISTENT TERMS ........................................................................5
   2.6   FORECAST ................................................................................................5
   2.7   CPE EQUIPMENT LEAD TIME REDUCTION .......................................................................5

3.0    ACCEPTANCE OF ORDER .......................................................................................5
   3.1   ACCEPTANCE ..............................................................................................5
   3.2   SHIPMENT DATE ...........................................................................................5
   3.3   DAMAGES FOR DELAY .......................................................................................5
   3.4   SHIPPING PROCEDURES .....................................................................................6

3.5SHIPPING PRIORITY .............................................................................................6

4.0    MODIFICATION OF ORDERS ....................................................................................6
   4.1   CANCELLATION ............................................................................................6
   4.2   POSTPONEMENT ............................................................................................6

5.0    DISCONTINUATION ...........................................................................................6

6.0    PREPARATION AND APPROVAL OF THE SPECIFICATIONS FOR THE ENHANCED EQUIPMENT..................................7
   6.1   HIGH LEVEL REQUIREMENTS .................................................................................7
   6.2   DETAILED REQUIREMENTS DEVELOPMENT .......................................................................7
   6.3   ENHANCED EQUIPMENT DEVELOPMENT ..........................................................................7

7.0    TESTING AND ACCEPTANCE ....................................................................................7
   7.1   TESTING REQUIREMENTS ....................................................................................7
   7.2   ACCEPTANCE PLAN DEVELOPMENT .............................................................................7
   7.3   ENGINEERING PRODUCT DEVELOPMENT TEST ....................................................................7
   7.4   USER ACCEPTANCE TEST ....................................................................................8
   7.5   SPRINT DELAYS ...........................................................................................8
   7.6   MILESTONE ACCEPTANCE CERTIFICATES .......................................................................8

8.0    FUTURE ENHANCEMENTS TO THE EQUIPMENT ......................................................................8
   8.1   DEVELOPMENT .............................................................................................8
   8.2   PRIORITY ................................................................................................9
   8.3   EXCLUSIVITY .............................................................................................9

9.0 OWNERSHIP OF INTELLECTUAL PROPERTY ...........................................................................9
   9.1   WORK PRODUCT.............................................................................................9
   9.2   LICENSE .................................................................................................9

10.0   SCOPE CHANGE ..............................................................................................9

11.0   SYSTEM INTEROPERABILITY; SYSTEM ACCEPTANCE ...............................................................10
  11.1   SYSTEM ACCEPTANCE ......................................................................................10
  11.2   SUPPLIER ASSISTANCE ....................................................................................10

12.0   TEST-BED LABORATORY ......................................................................................10

13.0   SPARING ..................................................................................................10

14.0   OPERATING AND MAINTENANCE MANUALS ........................................................................10
  14.1   CPE EQUIPMENT MANUALS ..................................................................................10
  14.2   BASE STATION EQUIPMENT MANUALS .........................................................................10
  14.3   STANDARDS FOR MANUALS ..................................................................................11

15.0   THIRD PARTY SUPPLIERS ....................................................................................11
  15.1   ALTERNATIVE COMPONENTS .................................................................................11
  15.2   THIRD PARTY CONSENTS ...................................................................................11

16.0   SPRINT TRADEMARK, LICENSE AND BRANDING ...................................................................11
  16.1   LICENSE GRANT ..........................................................................................11
  16.2   NOTICES ................................................................................................11

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
  16.3   USES ...................................................................................................12
  16.4   SUPPLIER ASSISTANCE ....................................................................................12
  16.5   UNAUTHORIZED USES ......................................................................................12

17.0   TERM AND TERMINATION .....................................................................................12
  17.1   TERM ...................................................................................................12
  17.2   TERMINATION ............................................................................................12
  17.3   TERMINATION BY SUPPLIER ................................................................................12
  17.4   CONSEQUENCES OF TERMINATION ............................................................................13

18.0   AFFILIATE TRANSACTIONS ...................................................................................13
  18.1   AFFILIATE ORDERS .......................................................................................13
  18.2   AFFILIATES .............................................................................................13
  18.3   AFFILIATE RIGHTS .......................................................................................13

19.0   ASSIGNMENT ...............................................................................................14

20.0   TECHNOLOGY ESCROW AND AVAILABILITY .......................................................................14
  20.1   FUTURE ASSURANCES ......................................................................................14
  20.2   DEPOSIT OF ESCROW TECHNOLOGY ...........................................................................14
  20.3   RELEASE OF ESCROW TECHNOLOGY ...........................................................................14
  20.4   NON-ESCROW TECHNOLOGY ..................................................................................14
  20.5   MAINTENANCE RELEASE OF TECHNOLOGY ......................................................................15
  20.6   INSOLVENCY RELEASE OF TECHNOLOGY .......................................................................15
  20.7   BANKRUPTCY OF SUPPLIER .................................................................................15
  20.8   NO WARRANTY ............................................................................................15

21.0   PRICE AND PRICE WARRANTY .................................................................................15
  21.1   PRICING ................................................................................................15
  21.2   MOST FAVORED CUSTOMER STATUS ...........................................................................16

22.0   SOFTWARE LICENSE .........................................................................................17

23.0   INVOICING AND PAYMENT ....................................................................................16
  23.1   INVOICE REQUIREMENTS ...................................................................................16
  23.2   INVOICE ................................................................................................17

24.0   SHIPMENT, TITLE & RISK OF LOSS ...........................................................................17
  24.1   SHIPMENT ...............................................................................................17
  24.2   EARLY SHIPMENT .........................................................................................17
  24.3   FACTORY TESTING ........................................................................................17

25.0   INSPECTION AND REJECTION .................................................................................17
  25.1   INSPECTION OF DELIVERABLES .............................................................................17
  25.2   DEFECTIVE DELIVERABLES .................................................................................18
  25.3   RIGHT TO INSPECT AND TEST ..............................................................................18

26.0   WARRANTIES ...............................................................................................18
  26.1   EQUIPMENT WARRANTY .....................................................................................18
  26.2   EQUIPMENT WARRANTY TERM ................................................................................18
  26.3   PATTERN DEFECTS ........................................................................................18
  26.4   BACKWARDS COMPATIBILITY ................................................................................19
  26.5   DISCLAIMER .............................................................................................19

27.0   LIABILITY AND INDEMNIFICATION ............................................................................19
  27.1   THIRD PARTY CLAIMS .....................................................................................19
  27.2   PRODUCT LIABILITY CLAIMS ...............................................................................19
  27.3   TAXES AND BENEFITS .....................................................................................20
  27.4   INFRINGEMENT ...........................................................................................19
  27.5   INDEMNIFICATION PROCEDURES .............................................................................20

28.0   LIMITATION ON LIABILITY ..................................................................................20
  28.1   EXCLUSION OF DAMAGES ...................................................................................20
  28.2   TOTAL LIABILITY ........................................................................................21
  28.3   EXCLUSION OF CLAIMS ....................................................................................21

29.0   INSURANCE ................................................................................................21
  29.1   INSURANCE OBLIGATIONS ..................................................................................21
  29.2   CERTIFICATE OF INSURANCE ...............................................................................21
  29.3   No INSURANCE LIMITATION ................................................................................22

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
30.0   DISPUTE RESOLUTION .......................................................................................22
    30.1   NEGOTIATION...........................................................................................22
     302   WAIVER OF JURY .......................................................................................22
    30.3   VENUE ................................................................................................22

31.0   FEDERAL REQUIREMENTS .....................................................................................22
    31.1   FEDERAL ACQUISITION REQUIREMENTS .....................................................................22
    31.2   GOVERNMENT END USERS .................................................................................22
    31.3   SUBCONTRACTING OPPORTUNITIES .........................................................................22

32.0   PRODUCT SAFETY NOTIFICATIONS .............................................................................22

33.0   INTELLECTUAL PROPERTY ....................................................................................22

34.0   PROPRIETARY INFORMATION ..................................................................................23
    34.1   SPRINT PROPRIETARY INFORMATION .......................................................................24
    34.2   SUPPLIER PROPRIETARY INFORMATION .....................................................................24
    34.3   CONFIDENTIALITY OF PROPRIETARY INFORMATION ...........................................................23
    34.4   EXCEPTIONS FOR CONFIDENTIALITY .......................................................................23
    34.5   INJUNCTIVE RELIEF FOR PROPRIETARY INFORMATION ........................................................24

35.0   INDEPENDENT CONTRACTOR ...................................................................................24
    35.1   INDEPENDENT CONTRACTORS ..............................................................................24
    35.2   SPRINT'S RESPONSIBILITIES ............................................................................24
    35.3   RESPONSIBILITY FOR WAGES AND TAXES ...................................................................24
    35.4   REMOVAL OF SUPPLIER PERSONNEL ........................................................................24
    35.5   CONTRACTORS' COMPLIANCE ..............................................................................24

36.0   WORK ON SPRINT AND SUPPLIER PREMISES .....................................................................24

37.0   SECURITY .................................................................................................25
    37.1   COMPLIANCE WITH SPRINT POLICIES ......................................................................25
    37.2   SECURITY FOR SOFTWARE ................................................................................25

38.0   TECHNICAL SUPPORT SERVICE AND FEES .......................................................................25
    38.1   SYSTEM SUPPORT SERVICE ...............................................................................25
    38.2   INSTALLATION SERVICES ................................................................................25
    38.3   ADDITIONAL SERVICE FEES ..............................................................................25
    38.4   FEE INCREASES ........................................................................................25
    38.5   TECHNICAL SUPPORT PERSON .............................................................................26

39.0   TRAINING SERVICES AND FEES ...............................................................................25

40.0   NOTICES ..................................................................................................26

41.0   GENERAL ..................................................................................................26
    41.1   MATERIAL/MECHANIC'S LIEN .............................................................................26
    41.2   GOVERNING LAW ........................................................................................26
    41.3   WAIVER ...............................................................................................26
    41.4   SEVERABILITY .........................................................................................26
    41.5   SURVIVAL .............................................................................................26
    41.6   THIRD PARTY BENEFICIARIES ............................................................................26
    41.7   PUBLICITY ............................................................................................27

41.8   REMEDIES .................................................................................................27

41.9   ETHICS CODE ..............................................................................................27
   41.10   LAWS AND REGULATIONS .................................................................................27
   41.11   PERMITS AND LICENSES .................................................................................27
   41.12    SCHEDULES ...........................................................................................27
   41.13   FORCE MAJEURE.........................................................................................28

42.0   ENTIRE AGREEMENT .........................................................................................28

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6

SPRINT PROPRIETARY INFORMATION - RESTRICTED

                  PURCHASE OF EQUIPMENT AND SERVICES AGREEMENT

                                     BETWEEN

                        SPRINT/UNITED MANAGEMENT COMPANY

                                       AND

                          HYBRID NETWORKS, INCORPORATED

         This Purchase of Equipment and Services Agreement ("Agreement") is effective May 1, 2000 ("Effective Date") between Sprint/United Management Company, a Kansas corporation, with offices at 2330 Shawnee Mission Parkway, Westwood, Kansas 66205 ("Sprint"), and Hybrid Networks, Inc., a Delaware corporation, having its principal place of business at 6409 Guadalupe Mines Road, San Jose, CA 95120 ("Supplier").

                                   BACKGROUND

         A. Supplier designs, develops, manufacturers, distributes, sells, and licenses equipment and all related documents, reports, and information and provides installation, training, technical, and maintenance services for the equipment.

         B. Sprint desires the right to purchase the equipment from Supplier which Sprint will use itself, sell, or lease, to its customers in association with products and services of Sprint, subject to the terms and conditions of this Agreement. The parties agree as follows:

1.0      HEADINGS AND DEFINITIONS

         All headings used in this Agreement are inserted for convenience only and are not intended to affect the meaning or interpretation of this Agreement or any section or clause of this Agreement. References to "third party" or "third parties" will not mean either party. The meanings given to terms defined in this Agreement are equally applicable to both the singular and the plural forms of such terms. Terms used and/or defined in the Schedules attached to this Agreement that are not otherwise defined in this Agreement, will have the meanings as set forth in those Schedules for the purposes of those Schedules only. For purposes of this Agreement, the following definitions apply:

         1.1 "Acceptance Date" means the date of issue by Sprint of the Milestone Acceptance Certificate confirming that the Enhanced Equipment or Future Enhanced Equipment has passed the User Acceptance Test.

         1.2 "Acceptance Test Plan" means a document that sets forth the detailed roles, responsibilities, procedures, test equipment, test locations, test cases and criteria to be used during the Engineering Product Development Test and User Acceptance Test to determine whether or not the Enhanced Equipment or Future Enhanced Equipment conforms to the applicable Specifications. The Acceptance Test Plans for the Enhanced Equipment and Future Enhanced Equipment will be developed by the parties using the procedures set forth in Section 7.0. The Acceptance Test Plan will consist of both an Engineering Product Development Test and User Acceptance Test.

         1.3 "Additional Affiliates" means those persons designated by Sprint as Additional Affiliates pursuant to the terms of Section 18.2.

         1.4 "Additional Affiliate Agreement" means an agreement between Sprint and/or any Initial Affiliate and a Person to be designated an Additional Affiliate under the terms of this Agreement, which agreement will include an agreement to market communications services under any Sprint Mark.

         1.5 "Affiliates" means the collective reference to Initial Affiliates and Additional Affiliates.

         1.6 "Agreement" means this document and all attachments, exhibits, schedules and supplements hereto (each of which is incorporated by reference) as these currently exist and as they may be amended from time to time by agreement of the parties.

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         1.7 "Applicable Laws" means, as to any entity, the certificate of incorporation and by-laws or other organizational or governing documents of such entity, and all laws, treaties, ordinances, statutes, rules, regulations, orders and interpretations of any Governmental Entity, applicable to or binding upon such entity or any of its property or to which such entity or any of its property is subject.

         1.8 "Base Station" is a cable head end as described in the Specification Letter.

         1.9 "Claim" is defined in Section 27.5(a).

         1.10 "Commitment" is defined in Section 2.4.

         1.11 "CPE" is a modem as described in the Specification Letter.

         1.12 "Defect" means a failure to conform to the warranties contained in
Section 26.1.

         1.13 "Deliverable(s)" means any Service or Equipment.

         1.14 "Effective Date" is defined in the opening paragraph of this Agreement.

         1.15 "Engineering Product Development Test" means the test to be carried out by Supplier to demonstrate that, following the development of any modification to the Equipment required to be tested pursuant to Section 7.0, the Equipment complies with the Specifications.

         1.16 "Enhanced Equipment" means Equipment containing the standards, features, functionality or service capabilities described in the High Level Requirements Letter.

         1.17 "Equipment" means any items or product listed in Schedule 1.16, whether or not manufactured by Supplier. Equipment includes the Existing Equipment, Enhanced Equipment and Future Enhanced Equipment.

         1.18 "Escrow Technology" means technical information, (including Supplier's source code, chip designs, schematics, supplier lists, supplier part numbers, maintenance and support documentation, and to the extent available to Supplier, specifications and drawings of test fixtures, jigs, test systems and development systems) necessary or useful to manufacture, improve, maintain and support the Equipment without the assistance of any other person or reference to any other material.

         1.19 "Existing Equipment" means the Equipment containing only the standards, features, functionalities and service capabilities set forth in Specification Letter as it exists on the Effective Date.

         1.20 "FAR" is defined in Section 31.1.

         1.21 "Final Acceptance" means, as to any System, the successful completion of the final acceptance test procedures. Sprint will prepare, in consultation with Supplier, the detailed final acceptance testing procedures. Sprint will consider all reasonable requests for modifications of the final acceptance testing procedures, but is required to make modifications only if the failure to make the modification would result in the tests that do not test Specifications or that are inconsistent with the outline of the test procedures contained in Schedule 1.21. If the Acceptance Date for Enhanced Equipment does not occur by the date set forth in the Milestone Schedule, then no Final Acceptance of any System will occur until the Acceptance Date for such Enhanced Equipment; provided, however, the failure to meet an Acceptance Date will have no impact on any payment milestones for any System for which Final Acceptance has already occurred.

         1.22 "Future Enhanced Equipment" means Equipment containing standards, features, functionalities or service capabilities in addition to those contained in Existing Equipment and described in the High Level Requirements Letter.

         1.23 "Governmental Entity" means any nation or government, any state, province or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government.

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         1.24 "High Level Requirements" means a summary of standards, features, functionalities service capabilities established by the parties for the Enhanced Equipment as described in the High Level Requirements disclosure letter from Supplier to Sprint dated May 1, 2000 (the "High Level Requirements Letter").

         1.25 "Indemnitees" means, with respect to a party, that party and its affiliates and their respective directors and employees. As used in this definition, the term affiliate means, in the case of Sprint, the Affiliates, and in the case of Supplier, its subsidiaries.

         1.26 "Initial Affiliates" means those Persons listed on Schedule 1.25.

         1.27 "Interest" means a rate per year equal to that announced from time to time by The Wall Street Journal as the "prime rate" in its "Money Rates" table.

         1.28 "Milestone Acceptance Certificate" means a written communication signed by Sprint confirming that Supplier has satisfied its obligations under the Engineering Product Development Test or User Acceptance Test.

         1.29 "Milestone Schedule" means the timing and sequence of events agreed between Sprint and Supplier for the development of Enhanced Equipment and Future Enhanced Equipment. Each Milestone Schedule will be mutually agreed to by the parties, except that the parties agree the Acceptance Dates for Enhanced Equipment are contained in the High Level Requirements Letter.

         1.30 "MMDS Services" means fixed wireless communication services.

         1.31 "Net Price" means the final price paid by any customer after all discounts, reductions, rebates, or adjustments of any kind are applied.

         1.32 "Non-Escrow Technology" means the systems, elements or physical components, (including Supplier's masks, jigs, test fixtures, test systems, development systems and similar material), and other physical materials necessary or useful to allow a reasonably skilled third-party to manufacture, improve, maintain and support Equipment without the assistance of any other person or the reference to any other material except Escrow Technology.

         1.33 "Order" means any purchase order that Sprint may place with Supplier for Deliverables under this Agreement.

         1.34 "Person" means an individual, partnership, limited partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity of whatever nature.

         1.35 "Services" means any service provided by Supplier to Sprint under this Agreement.

         1.36 "Software" means the computer software products licensed by Hybrid that is contained in or operating on the Equipment.

         1.37 "Specifications" means the detailed standards, features, functionalities and service capabilities established by the parties for the Equipment and Services. The Specifications for the Existing Equipment are set forth in the specification letter from Supplier to Sprint dated May 1, 2000 ("Specification Letter"). The Specifications for the Enhanced Equipment and Future Enhanced Equipment will be developed by the parties using the procedures Set forth in Section 6.0.

         1.38 "Sprint Marks" means the trademarks or trade names owned or licensed by Sprint.

         1.39 "Substantial Completion" means, as to any System, the successful completion of the substantial completion testing procedures. Sprint will prepare, in consultation with Supplier, the detailed substantial completion testing procedures. Sprint will consider all reasonable requests for modifications of the substantial completion testing procedures, but is required to make modifications only if the failure to make the modification would result in the tests that do not test Specifications or that are inconsistent with the outline of the test procedures contained in Schedule 1.21.

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         1.40 "System" means all Equipment, Services, and other equipment, services, tools and software and any other property necessary or desirable to provide MMDS Services in an area supported by a single Base Station. A graphical illustration of a System is set forth as Schedule 1.40.

         1.41 "Systems Integrator" means any Person other than Sprint or Supplier retained by Sprint for the purposes of installing, testing, operating or maintaining a System, or a Person who resells Equipment to Sprint.

         1.42 "System Support Services" is defined in Section 38.1. Supplier will only provide System Support Services on the portions of the System contained in the marked areas on Schedule 1.40.

         1.43 "User Acceptance Test" means the test to be carried out by Sprint to demonstrate that, following any modification to the Equipment required to be tested pursuant to Section 7.0, the Equipment complies with the Specifications.

         1.44 "Warranty Period" means the period beginning upon the shipment by Supplier of the Equipment to Sprint and expiring 18 months thereafter. In the case of Software, the Warranty Period is 90 days from the date of shipment by Supplier to Sprint of the Software. In no event will the Warranty Period for Equipment or Software begin before Substantial Completion of the System in which it is incorporated.

         1.45 "Supplier Insolvency" means (i) the failure of Supplier to pay its debts to creditors when and as due (ii) under circumstances in which one or more of such creditors have refused to modify, amend, waive or delay the exercise of their rights to obtain strict compliance with such obligations and (iii) such failure and refusal could reasonably be expected to have a material adverse effect on the ability of Supplier to continue to operate its business without the protection of federal or state laws governing the rights of creditors. Supplier Insolvency is not a breach of this Agreement and shall not be a cause for termination thereof.

2.0  ORDER

         2.1      ORDER TERMS.

         This Agreement sets forth the terms that apply to any Order that Sprint or any Affiliate may place with Supplier during the term of this Agreement.

         2.2      ORDER REQUIREMENTS.

         Sprint will specify the quantity of Deliverables needed, the shipment date, shipping method, the location to which Deliverables should be shipped, and any other information reasonably required by Supplier and identified in advance upon receipt of an Order. Supplier may not ship unauthorized substitute equipment to Sprint without Sprint's prior written approval. Unless otherwise specified herein (or accepted by Supplier), all Orders must be placed by Sprint at least 90 days prior to the proposed shipment date and, upon acceptance of any such Order by Supplier, will be deemed firm and non-cancelable and non-changeable, except as specified in Section 4.0. An Order may specify only a single address for delivery.

         2.3      BRANDING AND LABELING.

         Supplier will comply with the brand labeling and electronic asset-tracking requirements and procedures designated by Sprint from time-to-time. Such asset-tracking requirements and procedures will include, at a minimum, the labeling of Equipment components with bar-coded serial numbers. Bar coding shall consist of laser-printed labels to be affixed to the Equipment. Any special or unique asset tracking equipment required by Sprint shall be provided by Sprint to the extent the cost of such special or unique asset tracking equipment that exceeds $5,000.00. Sprint will pay to Supplier $1.00 per brand label for each label affixed by Supplier to Equipment at Sprint's request.

         Supplier may continue to include the brand and proprietary rights notices (including without limitation copyright, patent or trademark notices) of Supplier and its suppliers on the Equipment, Supplier may from time to time modify or change its brand proprietary rights notices provided such notices appear in substantially the same manner (e.g., size, color) as they are included on the Effective Date. Sprint will not delete, alter or obscure such brand or proprietary rights notices. Sprint will evaluate requests by Supplier to be included in its advertising literature, subject to agreement on the nature, scope and funding of such marketing efforts.

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         2.4      PURCHASE REQUIREMENTS.

         Provided that the Equipment shipped by Supplier meets all criteria required for Substantial Completion, prior to December 31, 2000 Sprint will pay to Supplier an aggregate minimum amount of $10,000,000 ("Commitment") for the Equipment achieving the Substantial Completion milestones and any other Deliverables. Any purchase of Deliverables by Sprint or any Initial Affiliate after September 30, 1999 will be credited toward fulfilling the Commitment, including purchases from a Systems Integrator.

         2.5      ADDITIONAL OR INCONSISTENT TERMS.

         This Agreement shall take precedence over any inconsistent or additional terms contained in any Order or other form used by Sprint to order under this Agreement and any acknowledgment or other form used by Supplier. Any such inconsistent or additional terms shall be deemed stricken, null and void. This Agreement shall take precedence over any terms in any Schedule attached to this Agreement that are inconsistent with this Agreement, and such inconsistent terms will be deemed stricken, null and void, unless the parties mutually agree in a signed writing to such additional provisions.

         2.6      FORECAST.

         During the term of this Agreement, Sprint will furnish Supplier, on a monthly basis, with a non-binding 180-day rolling forecast of its Orders for Deliverables.

         2.7      CPE EQUIPMENT LEAD TIME REDUCTION

         In the event Sprint makes a binding commitment to purchase a fixed amount of CPE Equipment, then commencing 60 days from the date of Sprint's commitment Supplier will make such CPE Equipment available for shipment to Sprint within 8 weeks from the date of any Sprint Order for CPE Equipment placed on or after the 60 days. Supplier will use commercially reasonable efforts to reduce all CPE Equipment lead times.

3.0      ACCEPTANCE OF ORDER

         3.1      ACCEPTANCE.

         Supplier must accept any Order issued by Sprint that does not materially exceed the forecast provided to Supplier pursuant to Section
         2.6 or the manufacturing capacity or lead times of Supplier set forth on Schedule 3.1.

         3.2      SHIPMENT DATE.

         Supplier will ship the Equipment ordered on the shipment date contained in any Order accepted by Supplier.

         3.3      DAMAGES FOR DELAY.

                  (A) If shipment from Supplier to Sprint's designated location is delayed more than 5 consecutive calendar days beyond the designated shipment date, Supplier agrees to pay liquidated damages calculated as 1/2% of the price of the Order, for each business day of delay after the initial 5 days, up to a maximum of 15% of the total amount of such Order to the extent such Order is comprised of CPE Equipment and up to a maximum of 10% of such Order to the extent such Order is comprised of Base Station Equipment. Liquidated damages will be calculated only on the portion of the Order delayed and the portion of the Order Sprint is unable to use because a portion of the Order is delayed.

                  (B) Supplier will ship at least 80% of all Orders scheduled for shipment in a consecutive 3-month period in accordance with the terms of this Section 3.0 prior to or within 5 business days of the scheduled shipment date for such Orders (the "Fulfillment Standard"). Supplier's compliance with the Fulfillment Standard will be measured in each rolling 3-month period. In the event Supplier fails to meet the Fulfillment Standard, then in the subsequent month Supplier must ship at least 80% of all Orders scheduled for shipment during that month in accordance with the terms of this Section 3.0 on or prior to the scheduled shipment date for such Orders. If Supplier fails to comply with the foregoing sentence, then in the subsequent month any Order that is shipped after its scheduled shipment date will be shipped for next day delivery at Supplier's costs. Supplier's failure to achieve the Fulfillment Standard during any 4 consecutive measurements will constitute a material breach of this Agreement, which Supplier has no further right to cure under Section 17.2, and giving Sprint the immediate right to terminate.

                  (C) Supplier will not be responsible for delays caused by the failure of a carrier designated by Sprint to meet its shipment schedule.

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         3.4      SHIPPING PROCEDURES.

Unless otherwise instructed by Sprint, Supplier must:

                  (A)      Ship all Orders complete;

                  (B) Ship all Orders via Sprint's designated common carriers as designated in Schedule 3.4;

                  (C) Verify that all subordinate documents bear the correct Order number;

                  (D) Enclose a packing memorandum with each shipment and, when more than one package is shipped, identify the one which contains the memorandum;

                  (E) Mark the correct Order number on all packages and shipping papers;

                  (F) Submit invoices in duplicate or as otherwise specified by Sprint, showing the correct Order number;

                  (G) Render separate invoices for each shipment, whether or not a complete Order;

                  (H) Verify that bills of lading match corresponding shipping invoices; and

                  (I) Forward applicable bills of lading and shipping notices with items shipped.

         3.5      SHIPPING PRIORITY.

         Supplier will provide Sprint with priority over other Supplier customers, in terms of the availability and shipment of the Deliverables. If Orders for Deliverables exceed Supplier's capacity for such Deliverables, then Supplier will completely fill Sprint's Orders for such Deliverables before filling the order of any other customers for such Deliverables.

4.0      MODIFICATION OF ORDERS

         4.1      CANCELLATION.

         Sprint may, by written notice, cancel or reduce the quantity of Deliverables specified in any Order. If the cancellation or reduction occurs after the lead times required by Supplier (as set forth on Schedule 4.1) to obtain the Equipment components in order to meet the delivery schedule, then Sprint will pay to Supplier direct costs specified on Schedule 4.1 reasonably incurred prior to receipt of such notice to obtain and assemble such components, with appropriate allowance for salvage value and possible mitigation of damages by completion and sale to others. Supplier's Equipment component lead times are contained in Schedule 4.1. Sprint will also pay to Supplier, in addition to such direct costs, an amount equal to 5% of the purchase price for any portion of an Order that Sprint cancels within 90 days of the shipment date. Any amount paid by Sprint under this Section 4.0 does not count toward fulfillment of the Commitment. The provisions of this Section 4.1 are Supplier's sole and exclusive remedy for Sprint's cancellation of Orders.

         4.2      POSTPONEMENT.

         Sprint may, by written notice, postpone one time without penalty the shipment date for any Order prior to the shipment date established for such Order for a period not to exceed 45 days from the initial shipment date. In the event Sprint postpones the shipment date of any Order more than once, then Sprint will pay Supplier Interest on one-half of the purchase price of such Order during the period of postponement,

5.0      DISCONTINUATION

         Supplier will continue to (i) manufacture the Equipment throughout the term of this Agreement (ii) support the Base Station Equipment (including, without limitation, repair, maintenance and support services) for 8 years after the time such Base Station Equipment was last provided by Supplier to Sprint and
(iii) repair the CPE Equipment for a period of 2 years after the expiration of the Warranty Period for such CPE Equipment. Supplier agrees to provide Sprint not less than 180 business days' prior written notice of its intent to discontinue the manufacture or support of any such Equipment after the termination of this Agreement. The replacement of Equipment with new Equipment that is interoperable and equivalent in terms of standards, features, functionality, service capability and price does not constitute discontinuation.

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6.0      PREPARATION AND APPROVAL OF THE SPECIFICATIONS FOR THE ENHANCED
         EQUIPMENT

         6.1      HIGH LEVEL REQUIREMENTS.

         The High Level Requirements for the Enhanced Equipment are set forth in the High Level Requirements Letter.

         6.2      DETAILED REQUIREMENTS DEVELOPMENT.

         A) Supplier will commence preparation of the Specifications for the Enhanced Equipment in accordance with the Milestone Schedule and consistent with the High Level Requirements.

         B) Upon completion of the Specifications, Supplier will submit the Specifications to Sprint. Sprint will either approve the Specifications or propose amendments as it will reasonably judge appropriate. If Sprint fails to approve the Specifications or propose amendments within the time period set forth in the Milestone Schedule, Sprint will be notified by Supplier that a response is due. Sprint will be in breach of this Agreement if it does not respond within 10 calendar days after being notified that a response is due.

         C) Supplier will include all reasonable requests for amendment of the Specifications received from Sprint and will prepare revised Specifications. Each party will then signify its approval of the Specifications by signing the Specifications within the timeframe set forth in the Milestone Schedule. Any modification to the Specifications following each party's approval will be governed by the Scope Change procedures set forth in Section 10.0.

         6.3      ENHANCED EQUIPMENT DEVELOPMENT.

         Supplier will develop, at its cost, the Enhanced Equipment necessary to ensure that the Equipment conforms to the applicable Specifications and is ready for approval under the Engineering Product Development Test and User Acceptance Test in accordance with the time schedule set out in the Milestone Schedule.

7.0      TESTING AND ACCEPTANCE

         7.1      TESTING REQUIREMENTS.

         Prior to Sprint's acceptance of any Enhanced Equipment or Future Enhanced Equipment that contains a standard, feature, functionality or service capability (other than minor maintenance releases) not previously contained in any Equipment tested pursuant to the terms of this Section 7.0, the parties will follow the procedures set forth below.

         7.2      ACCEPTANCE PLAN DEVELOPMENT.

                  (A) Supplier will commence, in collaboration with Sprint, preparation of the Acceptance Test Plan for the Enhanced Equipment and Future Enhanced Equipment in accordance with a Milestone Schedule agreed to by both parties. Sprint will provide Supplier all information and other documents reasonably requested by Supplier for the preparation of the Acceptance Test Plan.

                  (B) Upon completion of the Acceptance Test Plan, Supplier will submit the Acceptance Test Plan to Sprint. Sprint will either approve the Acceptance Test Plan or propose amendments as it will reasonably judge appropriate. If Sprint fails to approve the Acceptance Test Plan or propose amendments within the time period set forth in the Milestone Schedule, Sprint will be notified by Supplier that a response is due. Sprint will be in breach of this Agreement if it does not respond within l0 calendar days after being notified that a response is due.

                  (C) Supplier will include all reasonable requests for amendment of the Acceptance Test Plan received from Sprint and will prepare a revised Acceptance Test Plan. Each party will then signify its approval of the Acceptance Test Plan by signing the Acceptance Test Plan within the timeframe set forth in the Milestone Schedule. Any modification to the Acceptance Test Plan following its approval will be governed by the Scope Change procedures set forth in Section 10.0.

         7.3      ENGINEERING PRODUCT DEVELOPMENT TEST.

                  (a) Upon approval of the Acceptance Test Plan and in accordance with the Milestone Schedule, Supplier will proceed with the Engineering Product Development Test. Sprint has the right to attend the Engineering

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                  Product Development Test and Supplier will promptly forward to
Sprint copies of the test readings.

                  (b) When the Enhanced and Future Enhanced Equipment has passed the Engineering Product Development Test, Sprint will promptly issue a Milestone Acceptance Certificate to Supplier.

                  (c) If the Enhanced and Future Enhanced Equipment fails the Engineering Product Development Test then Sprint may at its option:

                           (i) require Supplier to promptly make such further
                  alterations or modifications to the Enhanced and Future Enhanced Equipment as reasonably necessary to enable the Equipment to pass the Engineering Product Development Test; or

                           (ii) accept the Enhanced and Future Enhanced
                  Equipment as passing the Engineering Product Development Test, subject to a list of Defects to be corrected by Supplier promptly or within a mutually agreeable time period.

         7.4      USER ACCEPTANCE TEST.

                  (A) Sprint will issue details of the proposed test data and tests for the User Acceptance Test for the Enhanced and Future Enhanced Equipment to Supplier in accordance with the time schedule set out in the Milestone Schedule. The User Acceptance Test will test conformance of such Equipment with the Specifications. The User Acceptance Test plan will be mutually agreed to by the parties. After the Engineering Product Development Test is passed in accordance with the provisions of
         Section 7.3, Supplier will deliver the Equipment to Sprint for performance of the User Acceptance Test in accordance with the time schedule set out in the Milestone Schedule. The location of the test facilities shall be in a Sprint lab to be designated by Sprint. Supplier has the right to attend the User Acceptance Test and Sprint will promptly forward to Supplier copies of the test readings.

                  (B) When the Equipment has passed the User Acceptance Test, Sprint will promptly issue a Milestone Acceptance Certificate to Supplier.

                  (C) If the Equipment fails to pass the User Acceptance Test, then Sprint may, at its option:

                           (i) require Supplier to promptly make such further
                  alterations or modifications to the Equipment as reasonably necessary to enable the Equipment to pass the User Acceptance Test; or

                           (ii) accept the Equipment subject to a list of
                  Defects to be corrected by Supplier promptly or within a time period that Sprint and Supplier will mutually agree to.

         7.5      SPRINT DELAYS.

         The date set forth in the Milestone Schedule as the Acceptance Date will be extended one day for each day that Sprint fails to perform any obligations identified as a Sprint responsibility in the Milestone Schedule that causes Supplier not to be able to meet the Acceptance Date set forth in the Milestone Schedule. Prior to incurring any delay caused by Sprint, Supplier will notify Sprint of Sprint's failure to perform any Sprint obligation within the time period established in the Milestone Schedule.

         7.6      MILESTONE ACCEPTANCE CERTIFICATES.

         As soon as the Equipment has passed the Engineering Product Development Test or User Acceptance Test, Sprint will issue a Milestone Acceptance Certificate which will state the date of passing the test. Sprint will sign and issue the certificate within 3 business days of Supplier demonstrating that the requirements which constitute meeting the Engineering Product Development Test or User Acceptance Test, as the case may be, have been met. If Sprint accepts the Equipment subject to a list of faults to be corrected promptly or on a schedule mutually agreed to by Supplier and Sprint, then such items, together with the time period for correction will be set out on the Milestone Acceptance Certificate. Acceptance of the Equipment will occur only in accordance with the terms of this Agreement.

8.0      FUTURE ENHANCEMENTS TO THE EQUIPMENT

         8.1      DEVELOPMENT.

         In addition to the enhancements to be contained in the Enhanced Equipment, Sprint may from time to time request and

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Supplier will provide (to the extent technically possible) Furore Enhanced
Equipment in the form of the removal, modification or addition of standards, features, functionality, or service capabilities. Sprint and Supplier will negotiate in good faith a reasonable development budget and time schedule for the shipment of such enhancements. Supplier will notify Sprint within 30 days of the date of any Sprint request for an enhancement whether Supplier is willing to develop the enhancement at its cost, in which case the enhancement will be the exclusive property of Supplier, or whether Supplier intends to charge Sprint in accordance with Section 38.2 for the development of the enhancement, in which case the development of the enhancement will be subject to the provisions of
Section 9.1. Enhancements that would not increase Supplier's cost of performance will be provided at no charge, the parties will follow the procedures established in Sections 6.0 and 7.0 for the development and acceptance of enhancements.

         8.2      PRIORITY.

         As long as the dollar amount of purchases made by Sprint under this Agreement exceed the dollar amount of purchases made by each other customer of Supplier during the prior 6-month period, Supplier will provide Sprint with development priority over any other Supplier customer. If Sprint believes that Supplier is not providing Sprint enhancements priority, Sprint will notify Supplier in writing that Sprint is dissatisfied with Supplier's scheduling priority. Supplier will respond within l0 days to Sprint's concerns and if Sprint remains dissatisfied, Supplier will provide Sprint and its auditors the access to verify that the work of Sprint is being scheduled and performed with priority over any other Supplier customer. If Sprint is not receiving priority, then Supplier will modify its development schedule so that Sprint enhancements are performed first and pay for the cost of the audit.

         If Supplier notifies Sprint of any third party request to undertake a material development effort and Sprint cannot, within 5 business days of Supplier's notice, identify a development need that would interfere with the third party's request, then Sprint may not subsequently require development priority that would interfere with Supplier's contractual obligation to perform development for such third party. Supplier's notice is required to disclose only the existence of the request for the development effort, the associated time schedule, estimated man hours for the development effort, and a statement notifying Sprint of the consequences for failing to respond within 5 business days. In no event will Supplier allow a development effort for a third party to interfere with a development effort for Sprint that was scheduled prior to the third party's request for development.

         8.3      EXCLUSIVITY.

         Sprint will have exclusive use of the features ("Feature(s)") set forth on Schedule 8.3 for a period of 3 months following Sprint's initial acceptance of the Equipment incorporating such Features in accordance with
Section 7.0. In addition, during each calendar year Sprint may designate up to 2 Features to be developed during such calendar year as exclusive to Sprint. Sprint will have exclusive use of such Features for a period of 3 months following Sprint's initial acceptance of such features. Supplier will not grant to any other Person the exclusive right to use any feature.

9.0      OWNERSHIP OF INTELLECTUAL PROPERTY

         9.1      WORK PRODUCT.

         Supplier hereby assigns and agrees to assign to Sprint all right, title, and interest, including without limitation, copyrights, patents, trade secrets and proprietary rights, in and to those writings, documents, software, techniques, know-how, patentable ideas, and other materials made by Supplier and its representatives under this Agreement in connection with the development of Future Enhanced Equipment that is paid for by Sprint pursuant to Section 38.2 ("Work Product"), and such Work Product will be deemed "Work Made for Hire" to the extent allowed under U.S. Copyright Laws. Supplier will take such further actions as Sprint reasonably deems appropriate to give full and proper effect to this assignment at Sprint's expense, including providing reasonable assistance to secure intellectual property protection, including, but not limited to, assistance in the preparation and filing of any patent applications, copyright registrations, and the execution of all applications, assignments or other instruments for perfection or protection of title in the Work Product. Supplier represents that it has agreements in place with its employees and representatives sufficient to convey to Sprint the rights described in this Section.

         9.2      LICENSE.

         Sprint hereby grants and agrees to grant to Supplier a non-exclusive, perpetual, worldwide, fully paid up, royalty-free license to make, use, sell, offer to sell, import, duplicate, create derivative works based upon and distribute the Work Product solely for the purpose of providing Equipment to Sprint.

10.0 SCOPE CHANGE

         At any time during the modification of the Equipment or development of any enhancement, if either party identifies

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the need for a change in the Milestone Schedule or Specifications ("Scope
Change"), the parties will follow the procedures set forth in this Section 10.0. If a request for a Scope Change is received from Sprint, Supplier will provide a Scope Change form to Sprint in the form attached as Schedule 11.0. A request for a Scope Change by Supplier will be submitted to Sprint as a Scope Change form at the time of such request. Sprint and Supplier will discuss all proposed Scope Changes; however, the obligations of the parties will not be changed until a Scope Change form has been executed by both parties. Neither Supplier nor Sprint will unreasonably withhold its consent to any Scope Change.

11.0     SYSTEM INTEROPERABILITY; SYSTEM ACCEPTANCE

                  11.1     SYSTEM ACCEPTANCE.

         Sprint will conduct a test of each System to confirm that such System is operating in accordance with the Specifications. Supplier will assist Sprint, in accordance with Sections 1.39 and 1.21 respectively, in the development and implementation of the Substantial Completion and Final Acceptance criteria for each System. Substantial Completion and Final Acceptance will not be withheld if it is determined that the sole reason Substantial Completion or Final Acceptance has not occurred is because (i) third party equipment fails to meet its specifications, (ii) third party equipment fails to intemperate with third party equipment, or (iii) third party equipment fails to interoperate with Equipment because the third party equipment failed to comply with the interface protocols established by Supplier and provided to the third party. In the event Substantial Completion or Final Acceptance would not occur but for the preceding sentence, then prior to declaring Substantial Completion or Final Acceptance, Sprint will have the opportunity to promptly replace the defective equipment and reinitiate the applicable test, which replacement and testing procedure may not take more than 15 business days.

         11.2     SUPPLIER ASSISTANCE.

         Supplier will work with Sprint and its third party suppliers and use its best efforts to ensure that (i) the Equipment operates and interoperates with the equipment provided by third parties and the System as a whole and (ii) the System operates in a manner that it will achieve Substantial Completion and Final Acceptance.

12.0     TEST-BED LABORATORY

         Supplier will supply the Equipment and Services necessary for the establishment of one System in a test-bed laboratory at a location to be designated by Sprint (the "Test-Bed Laboratory"). Such Equipment will be subject to the applicable warranty terms of this Agreement. Supplier will provide all upgrades and enhancements applicable to the Equipment located in the Test-Bed Laboratory. Sprint will not use the Equipment located in the Test-Bed Laboratory for any purpose other than testing without the prior written consent of Supplier, which consent Supplier will not unreasonably withhold or delay.

13.0     SPARING

         Supplier will provide and Sprint will pay for spare parts at each Base Station System location. Any spare parts used will promptly be replaced by Supplier. Supplier will invoice Sprint for all spare parts provided to Sprint; however, Supplier will provide replacement spare parts for any spare parts returned by Sprint during the Warranty Period at no cost, and will provide a credit memorandum accompanying such replacement spare parts.

14.0     OPERATING AND MAINTENANCE MANUALS.

         14.1     CPE EQUIPMENT MANUALS.

         Supplier will provide Sprint one operating manual with each unit of CPE Equipment shipped to Sprint. Supplier will provide Sprint with CPE Equipment installation manuals as reasonably requested by Sprint from time to time. The operating manuals will describe in sufficient detail the procedures for operating the CPE Equipment. The installation manuals will describe in sufficient detail the procedures for installing the CPE Equipment. Supplier will provide Sprint with one copy of each of the operating and installation manuals in CD-ROM format. Sprint has the right and license to print, copy and distribute the manuals or portions of the manuals.

         14.2     BASE STATION EQUIPMENT MANUALS.

         Supplier must provide Sprint one operating manual, one maintenance manual and one installation manual for each Base Station upon shipment of the Equipment comprising the Base Station, except that Supplier has until June 30, 2000 to deliver maintenance manuals for any Base Station shipped prior to June 30, 2000, The operating, maintenance and installation manuals will be prepared in accordance with the relevant Specifications and in sufficient detail to accurately represent the

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Equipment and all of its material components and will set forth procedures for operating, maintenance and installing the Base Station Equipment. From time to time, but in any event at least once a year, Supplier will provide Sprint reasonable updates to such manuals. Supplier will provide Sprint with one copy of each of the operating, maintenance and installation manuals in CD-ROM format. Sprint has the right and license to print, copy and distribute the manuals or portions of the manuals. The Base Station Equipment manuals are Supplier's Proprietary Information.

         14.3     STANDARDS FOR MANUALS.

         All manuals must be:

         (A) detailed, comprehensive and prepared in conformance with generally accepted standards of professional care, skill, diligence and competence applicable to communications and operation practices for facilities similar to the System;

         (B) consistent with good quality industry operating practices for operating personal communications service systems of similar size, type and design; and

         (C) sufficient to enable Sprint to operate and maintain the Equipment and end users to operate the Equipment that is located on their premises.

15.0     THIRD PARTY SUPPLIERS

         15.1     ALTERNATIVE COMPONENTS.

         Upon Sprint's request, Supplier will promptly identify the manufacturer of each Equipment component manufactured by a third party. In the event Sprint requests Supplier to consider using an alternative third party supplier's component ("Alternative Component"), Supplier will promptly prepare a written analysis of the differences between the components (including cost and performance). Following such analysis, Supplier will, at Sprint's request, use the Alternative Component in the Equipment. To the extent use of an Alternative Component would cause an increase or decrease in Supplier's cost to provide such Equipment to Sprint, the price of the Equipment to Sprint will be increased or decreased by a corresponding amount.

         Supplier will provide Sprint with 100 hours of engineering time per calendar year for the purpose of analyzing Sprint's change requests or for such other purposes as Sprint may reasonably require. Sprint will bear the cost of analysis in excess of the engineering time allotted to Sprint. Supplier will provide Sprint with an estimate of such costs before preparing the analysis, together with a report indicating the number of engineering hours available to Sprint at no charge.

         15.2     THIRD PARTY CONSENTS.

         Supplier warrants that Schedule 15.2.1 contains a complete list of each Person that is Supplier's sole source of a service or component necessary or convenient for the manufacturing of Existing Equipment. Supplier will use commercially reasonable efforts to obtain within 90 days of the Effective Date the written agreement of each supplier on Schedule 15.2.1, stating that in the event of an Escrow Termination Event, such supplier will provide to Sprint the services or equipment it presently provides to Supplier on substantially the same terms as provided to Supplier on the Effective Date. Each consent will be substantially in the form as that set forth as Schedule 15.2.2. Supplier will obtain the foregoing consent from any other supplier that first provides such services or equipment as a sole source after the Effective Date.

16.0     SPRINT TRADEMARK, LICENSE AND BRANDING

         16.1     LICENSE GRANT.

         Sprint grants to Supplier a non-exclusive, non-transferable, revocable, worldwide license, without the right to sublicense, to use the Sprint Marks solely as designated by Sprint in writing and only as set forth in the Sprint trademark usage guidelines as provided by Sprint from time to time. Supplier will not use Sprint Marks without the prior written consent of Sprint.

         16.2 NOTICES.

         Supplier agrees to include on all materials bearing any of the Sprint Marks any notice required by Sprint related to Sprint Marks.

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                  16.3     USES.

                  All uses of the Sprint Marks by Supplier inure to the benefit of Sprint. Supplier acquires no rights, title, or interest in the Sprint Marks or the goodwill associated with them, other than the right to use the Sprint Marks in accordance with this Agreement. In accepting this Agreement, Supplier acknowledges Sprint's ownership of the Sprint Marks, their validity, and the goodwill connected with them. Supplier will not attack the Sprint Marks, nor assist anyone in attacking them. Supplier further agrees not to make any application to register the Sprint Marks, or to knowingly and willfully use any confusing similar trademark, service mark, trade name, or derivation, during the term or thereafter.

         16.4     SUPPLIER ASSISTANCE.

                  At Sprint's request, Supplier will execute any papers or documents reasonably necessary to protect the rights of Sprint in the Sprint Marks and execute and deliver such other documents as may be reasonably requested by Sprint.

         16.5     UNAUTHORIZED USES.

                  Supplier will promptly notify Sprint of any unauthorized use of the Sprint Marks that comes to Supplier's management attention. Sprint in its sole discretion may take such action as may be required to prosecute the infringement. In the event that Sprint decides that action should be taken against such third parties, Sprint may take such action either in its own name or, alternatively, Sprint may authorize Supplier to initiate such action in Supplier's name. In either event, Supplier agrees to cooperate fully with Sprint to whatever extent necessary to prosecute such action, all expenses being borne by Sprint and all damages that may be recovered being solely for the account of Sprint.

17.0     TERM AND TERMINATION

         17.1     TERM.

         This Agreement is effective as of the Effective Date and will continue thereafter for a period of 5 years, unless earlier terminated as provided in the Agreement. Upon expiration of the initial term, this Agreement will automatically be renewed for successive one-year periods, unless either party gives the other notice 180 days prior to the expiration of the then current term of its intent not to renew this Agreement. The terms of this Agreement will continue to apply to any Order that is outstanding at the time of termination or expiration of this Agreement. Unless the term of this Agreement will be extended, Sprint may not provide Supplier with Orders during the final 90 days of the term of this Agreement.

         17.2     TERMINATION.

                  17.2.1   MATERIAL BREACH

                  If Sprint believes Supplier is in material breach of this Agreement, then Sprint may provide a notice to Supplier identifying the action or inaction that is the basis of the claim of material breach and stating its intention to terminate this Agreement if the material breach is not cured. Supplier will act promptly and continuously to effect a cure as soon as reasonably possible after receiving the notice. Supplier will have 135 days from the date of Sprint's notice in which to cure the breach; provided that if the breach cannot by cured during the 135-day period, but Supplier has taken actions reasonably likely to effect a cure in the 30 days following the 135-day period, Supplier will have an additional 30 days in which to cure the breach. If the breach is not cured during the 135-day period, or if Supplier is entitled to an additional 30 days period, the breach is not cured following the expiration of such additional 30-day period, then Sprint may immediately deliver a termination notice to Supplier. This Agreement will be terminated on the date specified in the termination notice, which date will be at least 5 but not more than 30 days from the date the termination notice is given. Examples of a material breach include:

         (A) Supplier's material failure to correct Defects in the Equipment,

         (B) Supplier's material failure to provide (i) material enhancements required under the Agreement or (ii) the upgrades or the other maintenance services required under the Agreement.

         (C) Supplier's repeated and material failure to satisfy availability, quantity, shipping and pricing, as required under the Agreement.

                  17.2.2   [RESERVED]

         17.3     TERMINATION BY SUPPLIER.

         If Supplier believes Sprint is in material breach of this Agreement, then Supplier may provide a notice to Sprint

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identifying the action or inaction that is the basis of the claim of material breach and stating its intention to terminate this Agreement if the material breach is not cured. Sprint will have 135 days from the date of Supplier's notice in which to cure the breach; provided that if the breach cannot by cured during the 135-day period, but Sprint has taken actions reasonably likely to effect a cure in the 30 days following the-135 day period, Sprint will have an additional 30 days in which to cure the breach. If the breach is not cured during the 135-day period, or if Sprint is entitled to an additional 30 days period, the breach is not cured following the expiration of such additional 30-day period, then Supplier may immediately deliver to Sprint a termination notice. This Agreement will be terminated on the date specified in the termination notice, which date will be at least 5 but not more than 30 days from the date the termination notice is given. Supplier may refuse to ship Deliverables without penalty if Sprint fails to pay any amount owed Supplier within 10 days of receipt of notice from Supplier that such payment is past due.

         17.4     CONSEQUENCES OF TERMINATION.

(A) If this Agreement is terminated by Sprint pursuant to Section 17.2 then (i) Sprint will retain possession of and title to all Equipment delivered to Sprint, in accordance with an Order, as of the termination date and (ii) Supplier will not be entitled to invoice Sprint any further amounts for such Equipment (including amounts associated with the subsequent achievement of milestones for any System that has not achieved Final Acceptance as of the termination date) other than amounts earned under this Agreement prior to the termination date.

(B) If this Agreement is terminated by Supplier pursuant to Section 17.3 then
(i) Sprint will retain possession of and title to all Equipment delivered to Sprint, in accordance with an Order, as of the termination date and (ii) Supplier will be entitled to immediately invoice Sprint for the full purchase price of such Equipment, regardless of whether or not the payment milestones associated with achieving Substantial Completion or Final Acceptance have occurred prior to the termination date.

(C) Upon expiration of the term of this Agreement, for a period of 1 year thereafter ("Transition Period") Supplier will continue to provide Services and Equipment of the type previously provided to Sprint in connection with Systems for which Supplier has previously provided Equipment and Services, but for which Final Acceptance has not occurred. Supplier will be entitled to invoice Sprint in accordance with the terms of the Agreement for the delivery of Equipment and Services and achievement of Substantial Completion or Final Acceptance of any System during the Transition Period. After the Transition Period, Sprint will retain possession of and title to all Equipment delivered to Sprint and Supplier will not be entitled to receive any further amounts for such Equipment (including amounts associated with the subsequent achievement of milestones for any System that has not achieved Final Acceptance prior to the expiration of the Transition Period).

18.0     AFFILIATE TRANSACTIONS

         18.1     AFFILIATE ORDERS.

         Sprint has the right, but not the obligation, to require Supplier to fulfill (and Supplier will so fulfill) Orders for Equipment and Services received from any Affiliate designated by Sprint pursuant to, and in accordance with, the same prices and the same terms and conditions as set forth in this Agreement. Each such Order will be governed by, and such Affiliate will be bound by, the terms and conditions of this Agreement as if such Affiliate were Sprint, and Supplier will have the right and ability to enforce any rights hereunder against any such Affiliate.

         18.2     AFFILIATES.

         On a quarterly basis commencing on the Effective Date, Sprint may, by written notice to Supplier, designate any Person that is not an Initial Affiliate as an "Additional Affiliate"; provided, that Supplier will have a 15 business-day period to consent or withhold consent to such designation (such consent not to be unreasonably withheld) based upon (a) Supplier's reasonable credit criteria, (b) whether or not such proposed Additional Affiliate has in the past materially breached prior material agreements with Supplier or its affiliates or(c) whether or not the proposed Additional Affiliate is, at the time of such determination, a direct competitor of Supplier or its affiliates; provided further, that (i) Sprint or any Initial Affiliate has at least a 10% equity ownership in such Person, (ii) such Person is controlled by, or under the common control with, Sprint or any Initial Affiliate or (iii) there exists between Sprint or any Initial Affiliate and such Person an Additional Affiliate Agreement. A Person that is an Additional Affiliate only because there is an Additional Affiliate Agreement between such Person and Sprint is entitled to order Equipment and Services under this Agreement only to the extent such Person is using this Agreement for purposes related to the marketing of communication services under any Sprint Mark.

         18.3     AFFILIATE RIGHTS.

         Only Sprint may designate a Person as an Affiliate in accordance with the terms of this Section 18.0 and (except for

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Affiliates that have issued Orders pursuant to this Section 18.0) only Sprint has the right and/or the ability to enforce any rights hereunder against Supplier. in no event will Sprint have any liability whatsoever for or in connection with any Affiliate Order.

19.0     ASSIGNMENT

         Sprint may transfer or assign this Agreement and any Order(s) hereunder to any Affiliate, upon written notice to Supplier. Except as expressly set forth in the preceding sentence, Sprint may not assign this Agreement, in whole or in part, without the prior written consent of Supplier, and such written consent will not be unreasonably withheld. Supplier may not assign this Agreement or any of its rights nor delegate its obligations hereunder without the prior written consent of Sprint, and such written consent will not be unreasonably withheld. This Agreement will be binding upon the parties' successors and permitted assigns. Notwithstanding anything herein to the contrary, this Agreement is assignable by the Supplier, without Sprint's consent, in connection with any merger, acquisition, consolidation, change of control, or sale of all or substantially all of Supplier's assets. The assignor will be released of any obligations that arise under this Agreement after the date this Agreement is assigned.

20.0     TECHNOLOGY ESCROW AND AVAILABILITY

         20.1     FUTURE ASSURANCES.

         Supplier hereby grants to Sprint the perpetual, non-exclusive, non-assignable, right and license to use, modify and enhance the Escrow Technology and the Non-Escrow Technology under the restrictions set forth in this Section 20.0, in connection with the development, enhancement, maintenance, manufacturing, use, sale and lease of Equipment for the provision of wireless broadband services to Sprint's and its Affiliates' customers, other than broadband access providers owning wireless frequencies. Supplier agrees that the rights and licenses granted to Sprint herein are licenses to rights to intellectual property within the meaning and for purposes of Title 11, Section 365(n) of the United States code, or any replacement provision thereof. Sprint's non-exclusive license to the Escrow Technology and the Non-Escrow Technology is personal. Sprint may sublicense the Technology only as necessary to enable suppliers to develop, enhance, maintain and manufacture Equipment for the provision of wireless broadband services to Sprint's and its Affiliates' customers (other than broadband access providers owning wireless facilities). Sprint will not exercise its license rights except in the event it obtains access to the Escrow Technology and Non-Escrow Technology through the procedures outlined in this Section 20.0.

         20.2     DEPOSIT OF ESCROW TECHNOLOGY.

         Supplier will, at Supplier's sole expense, deposit the Escrow Technology that is utilized in each piece of Equipment sold or licensed, respectively, to Sprint under this Agreement with a mutually acceptable independent escrow agent pursuant to a written escrow agreement signed by Sprint and Supplier and consistent with the terms of this Agreement. Additionally, Supplier will automatically deposit any updates, upgrades, or other revisions of the Escrow Technology with such escrow agent pursuant to the escrow agreement between the parties. Supplier will provide updated information to the escrow agent no later than 30 days after Supplier first sells the Equipment that incorporates the updated information. The escrow agent will give Sprint written notice of any deposit by Supplier. Sprint will be entitled to inspect the deposit or have a third party inspect the deposit on Sprint's behalf. The source code delivered to the escrow agent will be in a form suitable for reproduction by Sprint.

         20.3     RELEASE OF ESCROW TECHNOLOGY.

     The escrow agreement described in this Section 20.0 will provide that upon the happening of any of the events listed in Sections 3.3(b), or 17.2.1 (a), (b) or (c) giving rise to Sprint's right to terminate this Agreement, and upon the effective date of the termination of this Agreement (an "Escrow Termination Event"), Sprint will give written notice to the escrow agent and Supplier, specifying the event, and the escrow agent will thereupon deliver to Sprint all deposited escrowed materials within 10 days not having received an objection from the Supplier. Any such notice must prominently reference this Agreement and be entitled: "IMPORTANT COMMUNICATION RE: ESCROW TERMINATION EVENT." Any dispute regarding the Escrow Termination Event shall be resolved by arbitration in accordance with Schedule 20.3. In the event that arbitration results in finding that an Escrow Termination Event has occurred, Supplier will withdraw its objection to the release of the Escrow Technology.

         20.4     NON-ESCROW TECHNOLOGY

         Supplier shall grant Sprint access to the Non-Escrow Technology if an arbitrator finds that an Escrow Termination Event has occurred, but such access to the Non-Escrow Technology ("Non-Escrow Technology Access") shall not interfere with Supplier's use of the Non-Escrow Technology necessary to support contractual relationships.

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         20.5     MAINTENANCE RELEASE OF TECHNOLOGY

         Notwithstanding Sections 20.3 and 20.4, the escrow agent will immediately release the Escrow Technology to Sprint and Supplier will immediately provide Non-Escrow Technology Access to Sprint upon receipt of notice from Sprint specifying the termination of this Agreement arising out of an Escrow Termination Event set forth in Sections 17.2.1 (a) or (b)(ii) and in spite of any objection from Supplier. If the arbitrator subsequently determines that Sprint was not entitled to the Escrow Technology and Non-Escrow Technology Access, then Sprint will promptly (i) return such materials to Supplier, (ii) certify to Supplier the destruction of any copies, (iii) pay Supplier's out of pocket costs incurred in connection with the removal and replacement of the Escrow Technology, and (iv) reimburse Supplier for any maintenance fee revenue avoided by Sprint as a result of the release, subject to Sprint's right to damages for any Supplier breach of its obligations under this Agreement. Sprint agrees that, in the event it obtains access to the Technology pursuant to this
Section 20.5, Sprint will use the Technology solely for the purpose of maintaining the Equipment.

         20.6     INSOLVENCY RELEASE OF TECHNOLOGY

         Immediately upon the occurrence of a Supplier Insolvency, Supplier shall promptly give notice to Sprint that the Supplier Insolvency exists. Any such notice must prominently reference this Agreement and be entitled:
"IMPORTANT COMMUNICATION RE: SUPPLIER INSOLVENCY." If, upon or following such notice, and while the Supplier Insolvency persists, (i) Supplier commits an act constituting breach under Section 17.2.1 (a), (b) or (c), and (ii) Sprint gives notice to Supplier and the escrow agent that such a breach occurred during a Supplier Insolvency, then, and in spite of any objection from Supplier, (A) the escrow agent will immediately release the Escrow Technology to Sprint and Supplier will immediately provide Non-Escrow Technology access to Sprint (the "Insolvency Release") and (B) Sprint may then exercise its rights under the license of Section 20.1, but such exercise may continue only for so long as the Supplier Insolvency persists. However, if the Supplier Insolvency persists for more than 90 days following the Insolvency Release, then Sprint's right to use the Escrow Technology and Non-Escrow Technology under the license of Section
20.1 shall become perpetual.

         Any dispute regarding the occurrence of the Supplier Insolvency, an Insolvency Release and/or Splint's right to gain access to the Technology pursuant to this Section 20.6 shall be resolved by arbitration in accordance with Schedule 20.3.

         20.7     BANKRUPTCY OF SUPPLIER

         If Supplier or its successors or representatives, including any bankruptcy trustee, rejects or terminates this Agreement under Title 11, Section 365 of the United States Code, or any replacement provision therefor, Sprint shall have the right to retain all or any portion of its rights under this Agreement and any agreement supplementary hereto including, but not limited to, the escrow agreement. Sprint's rights include, but are not limited to, all rights to continue to use and have access to the Escrow Technology and the Non-Escrow Technology including, upon written request by Sprint, the right to obtain the Escrow Technology from Supplier (or its trustee in bankruptcy) and have Supplier (or its trustee in bankruptcy) provide Non-Escrow Technology Access from Supplier, and the right to obtain the Escrow Technology from the escrow agent immediately upon such rejection or termination.

         If Supplier or its successors files a, or becomes the subject of an involuntary, petition in bankruptcy, then unless and until Supplier (or its trustee in bankruptcy, if one has been appointed) rejects this Agreement, Supplier (or its trustee in bankruptcy) shall (i) perform all obligations of Supplier under this Agreement and the escrow agreement and (ii) not interfere with the proper release of the Escrow Technology by the escrow agent to Sprint in accordance with the terms of the Agreement.

         20.8     NO WARRANTY

         THE ESCROW TECHNOLOGY AND NON-ESCROW TECHNOLOGY, IF AND WHEN PROVIDED TO SPRINT, ARE PROVIDED TO SPRINT "AS IS." OTHER THAN A WARRANTY OF COMPLETENESS, SUPPLIER MAKES NO OTHER WARRANTIES ON THE ESCROW TECHNOLOGY AND NON-ESCROW TECHNOLOGY.

         21.0     PRICE AND PRICE WARRANTY

         21.1     PRICING.

         Pricing will be in accordance with the pricing disclosure letter from Supplier to Sprint dated May 1, 2000 (the "Pricing Letter"). Any customs duties, freight, sales, use, excise or similar taxes with respect to the Deliverables will be detailed as a separate line item on each applicable invoice. The prices in the Pricing Letter do not include applicable customs duties, taxes, shipping, and special packaging and labeling.

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         21.2     MOST FAVORED CUSTOMER STATUS.

     Sprint will be Supplier's most favored customer. Accordingly, Supplier's pricing to Sprint will be equal to or better than that charged to each other customer of Supplier for the same or comparable Equipment or Services after all reductions, rebates, volume discounts or adjustments are applied.

         (A) In the event that the Net Price charged to any of Supplier's other customers for any Deliverables is lower than the Net Price previously charged to Sprint for such Deliverables, Sprint is entitled to receive the benefit of such lower Net Price with respect to any Deliverables invoiced to Sprint from the date of which such lower Net Price was invoiced to such Supplier's other customers. In addition, such lower Net Price will be applied to all subsequent Orders of such Deliverables by Sprint during the remainder of the term of this Agreement, subject to future reductions under this Agreement.

         (B) All invoices to Sprint for Deliverables to which a lower Net Price is applicable under this Section 21.0, will be reissued by Supplier within 30 days after it is determined that Sprint is entitled to receive the benefit of a lower Net Price. The reissued invoice must indicate the difference between the Net Price originally invoiced to Sprint and the reduced Net Price, together with all applicable sales or other tax reductions attributable to the price reduction. The reduction in Net Price made in accordance with this Section 21.0 will be reflected on all future invoices issued by Supplier to Sprint (subject to future reductions under this Section 21.0).

         (C) On an annual basis throughout the term of this Agreement commencing on January 1, 2001, Supplier will be required to audit its pricing of all Deliverables provided to all of its customers in the preceding calendar year and deliver to Sprint a certification (the "MFC Certificate") signed by an authorized officer of Supplier, certifying that this Section 21.0 has been adhered to and identifying what, if any, Net Prices charged to Sprint have been decreased as a result of compliance with this Section 21.0. The MFC Certificate will be provided to Sprint within 60 days after the close of each calendar year. Sprint has the right to have Supplier's compliance with this Section 21.0 verified annually. Such verification shall be performed by an independent, reputable and nationwide public accounting firm chosen by Sprint and reasonably acceptable to Supplier. Since the conduct of the audit may expose the accounting firm to Supplier's Proprietary Information, such accounting firm, prior to conducting the audit, will enter into a non-disclosure agreement reasonable acceptable to Supplier. In addition to any other terms reasonably required by Supplier, such non-disclosure agreement shall provide that the accounting firm will provide to Sprint only the minimum amount of information necessary for Sprint to verify Supplier's compliance with this Section 21.0.

22.0     SOFTWARE LICENSE

         Upon payment of the applicable license fee, Supplier hereby grants to Sprint a perpetual, fully paid up, worldwide, non-exclusive right to install and have others install, sell, and use the Software on the following terms:

         (a)      The Software is licensed in object code format only;

         (b) The license to the Software may be transferred only in connection with a transfer of the Equipment on which the Software is contained or operating;

         (c) Sprint and its transferees will not decompile or reverse engineer the Software and Sprint will obtain agreements binding the transferees of such Software to the terms of this
                  Section 22.0.

23.0     INVOICING AND PAYMENT

         23.1     INVOICE REQUIREMENTS.

         Invoices must be sent to the following address and include:

         Sprint
         Supplier Disbursements
         6860 West 115th Street
         Overland Park, KS 66211
         MailStop: KSOPKD0101

         (a)          the Agreement number and Order number; and

         (b)          the date shipment was made and the shipping point;

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         The line item on the Order must match the line item on the invoice, including the price and description. Sprint may specify additional reasonable invoicing instructions on the Order.

         23.2     INVOICE.

         (A) All payments required under this Agreement are due 30 days from the date of shipment of the invoice.

         (B) Prior to Final Acceptance of a System, Supplier will invoice Sprint for Base Station Equipment incorporated into such System as follows:

                  (i) 40% of the purchase price upon the date the Equipment is shipped,

                  (ii) 45% of the purchase price upon Substantial Completion of the System. Sprint shall cause the Equipment, together with all third-party equipment to be installed and configured and shall perform Substantial Completion testing (including retesting) of the System within 60 days after the date Equipment is shipped to Sprint in accordance with the applicable Order, and

                  (iii) 15% of the purchase price upon Final Acceptance of the System.

         (C) Following Final Acceptance of a System, Supplier may invoice Sprint for 100% of the purchase price of additional Base Station Equipment incorporated into such System upon the date the Base Station Equipment is shipped.

         (D) Supplier may invoice Sprint for 100% of the purchase price of CPE Equipment upon the date the CPE Equipment is shipped.

         (E) Supplier may invoice Sprint for System Support Services on the first day of the month in which the System Support Services will be provided. Supplier's invoices for System Support Services will be for all System Support Services that will be provided during the following three months.

         (F) Supplier may invoice Sprint for Installation Services upon completion of the Installation Services.

         (G) Supplier may invoice Sprint for Consulting Services, including training, performed during the month preceding the month in which the invoice is shipped.

         24.0     SHIPMENT, TITLE & RISK OF LOSS

         24.1     SHIPMENT.

         Shipment of the Deliverables will be F.O.B. origin. Title and risk of loss will pass to Sprint upon delivery to Sprint's designated carrier.

         24.2     EARLY SHIPMENT.

         Supplier may not ship Deliverables prior to the shipment date specified in an Order without Splint's consent. Sprint may place any Deliverables shipped early in storage at Supplier's expense until the specified shipment date.

         24.3     FACTORY TESTING.

         Prior to the shipment of any Order, Supplier will test the Equipment contained in such Order for conformance to the Specifications. Supplier will not ship any Equipment that does not conform to the Specifications. Sprint may attend Supplier's factory tests.

25.0     INSPECTION AND REJECTION

         25.1     INSPECTION OF DELIVERABLES.

Deliverables may be inspected and tested by Sprint prior to shipment by Supplier. At Sprint's request and expense, and subject to Supplier's reasonable resource limitations, Supplier may provide reasonable assistance for inspections and tests.

         25.2     DEFECTIVE DELIVERABLES.

         If any Deliverables are found to be defective upon inspection or not in conformity to the Order, Sprint may:

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         (a)      cancel the Order as to those Deliverables and accept a
                  corresponding reduction in the Commitment;

         (b)      accept the Deliverables, at an equitable reduction in price;

         (c) reject the Deliverables and return to Supplier at Supplier's expense and require shipment of replacements which meets the specifications set forth in this Agreement.

         25.3     RIGHT TO INSPECT AND TEST.

         Splint's right to inspect and test does not relieve Supplier from its testing, inspection and quality control obligations.

26.0     WARRANTIES

         26.1     EQUIPMENT WARRANTY.

         Supplier warrants that the Equipment will be new and throughout the Warranty Period:

         (a)      will conform to the Specifications;

         (b)      will be free from defects in materials and workmanship;

         (c)      will be free from liens and encumbrances.

         26.2     EQUIPMENT WARRANTY TERM.

         Supplier will promptly repair or replace the non-conforming Equipment, at Supplier's discretion and expense. Sprint will return any such non-conforming Equipment to Supplier in accordance with the procedures set forth on Schedule
26.2. Equipment corrected or replaced is warranted under this Section for the remaining portion of the original Warranty Period.

         26.3     PATTERN DEFECTS.

         (A) In the event that more than 12% of any lot, batch or other separately distinguishable manufacturing run of Base Station Equipment (or 10% of any lot, batch or other separately distinguishable manufacturing run of receiver cards forming a part of Base Station Equipment) or 6% of any lot, batch or other separately distinguishable manufacturing run of CPE Equipment (each a "Batch") shipped to Sprint is found to be defective with the same or similar Defects occurring during the first 5 years after shipment of any part of such Batch (whether or not occurring all at the same time) (a "Pattern Defect"), Sprint may notify Supplier of the Pattern Defect. Upon receipt of such notification, Supplier will have 30 days in which to determine the cause of such Pattern Defect and 90 days to remedy such Pattern Defect (the "Pattern Defect Cure Period"). Pursuant to such remediation, Supplier will promptly repair or replace any and all Equipment that was part of the Batch subject to the Pattern Defect, whether in Sprint's or any Affiliate's inventory or in Sprint's or any Affiliate's distribution channels, including Equipment held by end-users. Supplier will reimburse Sprint for any removal and reinstallation costs associated with the repair or replacement of the Batch. For purposes of this
Section 26.3, a Defect will be considered the same or similar to another Defect if (i) both Defects involve the failure of the Equipment to achieve the same or similar Equipment specification (ii) both Defects arise out of the manner in which the Equipment is assembled or (iii) both Defects arise out of the manner in which the Equipment is designed.

         (B) In the event that a Pattern Defect is not remedied within the Pattern Defect Cure Period, Sprint will have the right to terminate this Agreement and/or any then outstanding Order(s) and/or to resell to Supplier for cash payment (at Sprint's original cost) any and all Equipment in Sprint's and any Affiliate's inventory or distribution channel(s) and that are subject to any such Pattern Defect(s), provided that if Supplier is diligently pursuing a cure, Sprint will allow Supplier an additional 30 days to remedy such Pattern Defect prior to taking such actions. In the event that such Pattern Defect is not remedied, Supplier agrees to remove, at its cost, and repurchase (at Splint's and any Affiliate's original cost therefor) from Sprint any Equipment repurchased or otherwise recalled by Sprint due to Supplier's failure to remedy any such Pattern Defect. Sprint will not recall any Equipment without reasonable prior written notification to (but not the consent of) Supplier.

         (C) Notwithstanding anything contained in this Agreement to the contrary, in the event that, with respect to any Equipment, a recall or similar demand, request or suggestions is issued by the Consumer Product Safety Commission or other Governmental Authority, Supplier will immediately remove, repurchase and recall (at its own cost and expense) any such Equipment whether then held by Sprint, any Affiliate, or end-user.

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         26.4     BACKWARDS COMPATIBILITY.

         Enhanced Equipment will be backwards compatible with Existing Equipment. Future Enhanced Equipment will be backwards compatible with two prior generations of Equipment. Backwards compatible means the previous version of the Equipment will remain fully functional up to the performance levels to which it was performing immediately prior to the introduction of an Equipment enhancement.

         26.5     DISCLAIMER.

ALL OF THE WARRANTIES SET FORTH IN THIS SECTION 26.0 ARE IN LIEU OF, AND SUPPLIER DISCLAIMS, ALL OTHER WARRANTIES OR REPRESENTATIONS, EXPRESS AND IMPLIED, ORAL OR WRITTEN, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF NONINFRINGEMENT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SUPPLIER MAKES NO WARRANTY THAT THE OPERATION OR PERFORMANCE OF ANY DELIVERABLE WILL BE UNINTERUPTED OR ERROR-FREE OR WILL MEET SPRINT'S REQUIREMENTS.

27.0     LIABILITY AND INDEMNIFICATION

         27.1     THIRD PARTY CLAIMS.

         Each party agrees to defend, pay all third party judgments, settlements, expenses, and costs (including reasonable attorney fees) and indemnify, and hold the other party and its Indemnitees harmless from any suit, claim or proceeding brought against the other party and its Indemnitees by any third party (excluding affiliates of the indemnified party, but including any personnel of Sprint or Supplier) for personal injury (including death), or damage to property, to the extent the loss, destruction, injury or death is caused by a negligent act or omission or willful misconduct by the indemnifying party or its Indemnitees, subcontractors or agents. Any infringement of an intellectual property right shall not be covered under this subsection, but is covered in subsection 27.4.

         27.2     PRODUCT LIABILITY CLAIMS.

         Supplier will defend, pay all third party judgments, settlements, expenses and costs (including reasonable attorney fees) and indemnify and hold the Sprint Indemnitees harmless against any claim brought against the Sprint Indemnitees for personal injury (including death) to the extent the claim is based upon an allegation that any Deliverable is defective or dangerous or any warning associated with such Deliverable is lacking or inadequate.

         27.3     TAXES AND BENEFITS.

         Supplier will indemnify, hold harmless and defend the Sprint Indemnitees from all claims by any employees, subcontractors, or agents utilized by Supplier for the performance of this Agreement, or any government or governmental agency, relating to payment of employment taxes and employee benefits, including without limitation, any penalties and interest which may be assessed against the Sprint Indemnitees with respect to such taxes and benefits. Supplier will similarly indemnify and defend the Sprint Indemnitees from all claims by any person or governmental agency which arise directly or indirectly from any failure by Supplier to comply with applicable workers' compensation coverage on Supplier's employees, subcontractors and agents.

         27.4     INFRINGEMENT.

         (A) Supplier Indemnity. Supplier agrees to defend, indemnify the Sprint Indemnitees for any damages incurred by the Sprint Indemnitees and hold the Sprint Indemnitees harmless from all third party claims brought against the Sprint Indemnitees based on any third party claim that the Deliverables as shipped by Supplier to Sprint pursuant to this Agreement, or any use or sale or offer to sell or importation of the Deliverables in a manner intended by Supplier or permitted sale by the Sprint Indemnitees of such Deliverables, constitutes an infringement of a U.S. patent, a copyright infringement, or misappropriates a trade secret.

         Supplier will have no liability, however, for any claim of infringement to the extent caused by: (i) modification of any Deliverable other than modifications made by or with the approval of Supplier; (ii) the use or sale or offer to sell or importation of a Deliverable in connection with another product (including software) or service (the combination of which causes the infringement) not provided by Supplier unless the use was intended by Supplier; or (iii) Supplier's compliance with Sprint's specific instructions.

         If, as a result of a claim of infringement for which Supplier has an indemnity obligation, the sale or use of Deliverables is enjoined, or the Sprint Indemnitees must cease use based on a claim of infringement, Supplier will, at

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Supplier's option and expense, either (i) procure for the Sprint Indemnitees the right to use the applicable Deliverables, (ii) modify the Deliverables so they become non-infringing within a time frame reasonably acceptable to Sprint, or
(iii) replace the Deliverables with substantially equivalent non-infringing Deliverables. In the event Supplier, using commercially reasonable efforts, is unable to do either (i), (ii) or (iii), the Sprint Indemnitees will cease using the Deliverables and return the same to Supplier. Supplier will then refund to the Sprint Indemnitees the amount paid by Sprint for such infringing Deliverables.

         (B) Sprint Indemnity. Sprint agrees to indemnify and hold the Supplier Indemnitees harmless from all third party claims brought against the Supplier Indemnitees or its permitted assigns based upon any claim that any Deliverable or Supplier's manufacture, use, sale or offer for sale thereof infringes any U.S. patent, constitutes a copyright infringement, or misappropriates a trade secret, if such infringement or alleged infringement would not have occurred or be alleged to have occurred but for Supplier's compliance with Sprint's specifications or instructions.

         (C) SOLE REMEDY. THE PROVISIONS OF THIS SECTION 27.4 SET FORTH EACH PARTY'S SOLE AND EXCLUSIVE OBLIGATIONS, AND THE OTHER PARTY'S SOLE AND EXCLUSIVE REMEDIES, WITH RESPECT TO INFRINGEMENT OR MISAPPROPRIATION OF INTELLECTUAL PROPERTY RIGHTS OF ANY KIND.

         27.5     INDEMNIFICATION PROCEDURES.

         (A) Notice of Claims. Promptly upon becoming aware of any matter which is subject to the provisions of Sections 27.1, 27.2, 27.3 or 27.4 (a "Claim"), the party seeking indemnification (the "Indemnified Party") must give written notice of such Claim to the other party (the "Indemnifying Party"), accompanied by copies of any written documentation regarding the Claim received by the Indemnified Party.

         (B) Defense of Claims. The Indemnifying Party will retain the right at its option, to compromise or defend at its own expense and with its own counsel, any such Claim. The Indemnified Party will have the right, at its option, to participate in the settlement or defense of any such Claim, with its own counsel and at its own expense; but the Indemnifying Party will have the right to control such settlement or defense; provided, however, that the Indemnifying Party will not enter into any settlement that imposes any liability or obligation on the Indemnified Party without the Indemnified Party's prior written consent. The parties agree to cooperate in any such settlement or defense and to give each other full access to all relevant information, subject to the execution of appropriate and reasonable confidentiality agreements. In the event that the Indemnifying Party fails to notify the Indemnified Party of the Indemnifying Party's intent to take any action within 15 days after receipt of notice of a Claim or fails to proceed thereafter in good faith with the prompt resolution of the Claim, the Indemnified Party (without waiving any rights to indemnification hereunder) may defend such Claim and may enter into any good faith settlement without the prior written consent of the Indemnifying Party, and the Indemnifying Party will reimburse the Indemnified Party on demand for all reasonable costs and expenses incurred by the Indemnified Party in defending and settling such Claim. The Indemnified Party will notify the Indemnifying Party prior to taking any such action.

         (C) Conditions. Neither party will have an obligation to indemnify the other if the Indemnified Party fails to notify the Indemnifying Party of a Claim promptly and to provide reasonable cooperation, information, assistance, and sole control for the handling and defense of the Claim, and such failure materially prejudices the Indemnifying Party.

         28.0     LIMITATION ON LIABILITY

         28.1 EXCLUSION OF DAMAGES.

         IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, INCLUDING LOST PROFITS, REVENUE, OR SAVINGS, OR LOSS OF USE ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE USE OR PERFORMANCE OR OPERATION OF ANY DELIVERABLE, WHETHER SUCH LIABILITY ARISES FROM ANY CLAIM BASED ON CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE), PRODUCT LIABILITY OR OTHERWISE, AND WHETHER OR NOT SUPPLIER HAS BEEN ADVISED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES OR LOSS.

         28.2     TOTAL LIABILITY.

         IN NO EVENT WILL EITHER PARTY'S TOTAL LIABILITY TO THE OTHER UNDER THIS AGREEMENT, REGARDLESS OF THE FORM OF CLAIM OR ACTION, EXCEED THE GREATER OF $10 MILLION OR 3 TIMES THE FEES PAID BY SPRINT TO SUPPLIER DURING THE 12-MONTH PERIOD PRECEDING THE EVENT THAT GAVE RISE TO THE CLAIM.

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         28.3 EXCLUSION OF CLAIMS.

         THE PROVISIONS OF SECTION 28.2 DO NOT APPLY TO ANY CLAIMS FOR WHICH A PARTY HAS AN OBLIGATION OF INDEMNITY UNDER SECTION 27.0 OF THIS AGREEMENT. THE PROVISIONS OF THE SECTION 28.l DO NOT APPLY TO ANY CLAIMS FOR WHICH A PARTY HAS AN OBLIGATION OF INDEMNITY UNDER SECTIONS 27.1, 27.2 OR 27.3 OF THIS AGREEMENT.

29.0     INSURANCE

         29.1     INSURANCE OBLIGATIONS.

         During the term of this Agreement, Supplier must obtain and maintain at Supplier's expense, with financially reputable insurers licensed to conduct business in all jurisdictions where work is performed and that are reasonably acceptable to Sprint, not less than the following insurance:

              (a) Workers' Compensation as required under any Workers' Compensation or similar law in the jurisdiction where work is performed, with an Employer's Liability limit of not less than $500,000 per accident;

              (b) Commercial General Liability, including coverage for Contractual Liability and Products/Completed Operations Liability, with a primary limit of not less than $1,000,000 combined single limit per occurrence for bodily injury, personal injury and property damage liability, together with umbrella or excess coverage not less than $10,000,000 naming Sprint as an additional insured.

              (c) Business Auto insurance covering Supplier's maintenance or use of any owned, non-owned or hired automobile with a limit of not less than $1,000,000 combined single limit per accident for bodily injury, including death and property damage liability, naming Sprint as an additional insured;

              (d) "All Risk" Property insurance covering not less than the full replacement cost of Supplier's, if any, personal property while on Sprint premises. Supplier will ensure that subcontractors, if any, also have adequate "All Risk" property insurance.

         29.2     CERTIFICATE OF INSURANCE.

         Supplier must, as a material condition of this Agreement, prior to commencement of any work and prior to any renewal of insurance, deliver to Sprint a certificate of insurance, satisfactory in form and content to Sprint, evidencing that the above insurance is in force and will not be canceled or materially altered without first giving Sprint 30 days' prior written notice.

         29.3     NO INSURANCE LIMITATION.

         Nothing contained in this Section 29.0 limits Supplier's liability to Sprint to the limits of insurance certified or carried.

30.0     DISPUTE RESOLUTION

         30.1     NEGOTIATION.

         The parties may, but are not obligated to, attempt in good faith to resolve any issue, dispute, or controversy arising out of or relating to this Agreement, including but not limited to any Section of this Agreement that requires mutual agreement of the parties, promptly by negotiation between the parties' representatives who have authority to settle any issue, dispute, or controversy. In the event the parties agree to comply with this Section 30.1, any party may give the other party written notice of any dispute not resolved in the normal course of business. Within 10 days after delivery of such notice, representatives of both parties will meet at a mutually acceptable time and place, according to the following schedule, to exchange relevant information and to attempt to resolve the dispute:

         (A) Within l0 days following notice, managers from Sprint and Supplier will meet for a period not to exceed 2 business days, unless otherwise agreed.

         (B) Within 20 days following notice, directors from Sprint and Supplier will meet for a period not to exceed 2 business days, unless otherwise agreed.

         (C) Within 30 days following notice, Assistant Vice Presidents or Vice Presidents from Sprint and Supplier will meet for a period not to exceed 1 business day, unless otherwise agreed.

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         If a negotiator intends to be accompanied at a meeting by an attorney, the other negotiator will be given at least 2 business days' notice of such intention and may also be accompanied by an attorney. All negotiations pursuant to this provision are confidential and will be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and State Rules of Evidence.

         30.2     WAIVER OF JURY.

         EACH PARTY AGREES TO WAIVE, AND HEREBY DOES WAIVE, ITS RIGHTS TO A JURY WITH RESPECT TO ANY LITIGATION BETWEEN THE PARTIES ARISING OUT OF THIS AGREEMENT.

         30.3     VENUE.

         Any court proceeding brought by Supplier must be brought, as appropriate, in Kansas District Court located in Johnson County, Kansas, or in the United States District Court for the District of Kansas in Kansas City, Kansas. Any court proceeding brought by Sprint must be brought in a California State Court located in Santa Clara County, CA or in the United States Federal District Court in Santa Clara County, CA.

31.0     FEDERAL REQUIREMENTS

         31.1     FEDERAL ACQUISITION REQUIREMENTS.

         If Sprint or the federal government determines that this Agreement supports specific requirements included in a Sprint contract or subcontract with the federal government, Supplier will be subject to certain federal acquisitions regulations ("FARs") contained in Sprint's contract or subcontract. Supplier will be subject only to FARs that must be included in all subcontracts as a matter of law. The applicable FAR will be attached to the affected Order.

         31.2     GOVERNMENT END USERS.

         If Sprint is acquiring the Equipment on behalf of any unit or agency of the United States Government, the following provisions apply. The Hybridware Software constitute a "commercial item", as that term is defined at Federal Acquisition Regulation (FAR) 2.101 (Oct. 1995), consisting of "commercial computer software" and "commercial computer software documentation", as such terms are used in FAR 12.212 (Sept. 1995), and is provided to the U.S. Government only as commercial software (with "Restricted Rights," if applicable). Use, duplication, or disclosure by the U.S. Government is subject to restrictions set forth in this license agreement and as provided in DFARS 227.7202-l(a) and 227.7202-3(a) (1995), DFARS 252.227-7013-C-(1)(iI) (OCT 1988),
FAR 12.212(a) (1995), FAR 52.227-19, or FAR 52.227-14 (ALT III), as applicable.

         31.3     SUBCONTRACTING OPPORTUNITIES.

         Should Sprint become subject to federal government reporting requirements as a prime contractor or subcontractor, Supplier agrees to make an accounting, upon request, of dollars that are subcontracted to firms that are Small Businesses, Small Disadvantaged Businesses, or Women-Owned Businesses under Small Business Administration regulations. These dollars will be reported in writing to the following address:

         Sprint
         Attention: Director, Supplier Diversity
         903 E. 104th Street
         Kansas City, MO 64131

32.0     PRODUCT SAFETY NOTIFICATIONS

         Supplier will promptly notify Sprint by telephone (followed by written confirmation within 24 hours) if the Equipment purchased or materials used fail to comply with applicable safety rules or standards of the United States Consumer Product Safety Commission or the Environmental Protection Agency or contain a Defect that presents a substantial risk to the public health or injury to the public or the environment, whether by itself or when used by Sprint for its intended purpose.

33.0     INTELLECTUAL PROPERTY

         As soon as possible, but in no event later than June 30, 2001, Supplier will complete an application programming interface and a reference design, including without limitation, the schematic, bill of material, source code and object code for the CPE operating system (collectively, the "Interface"). Supplier will license the Interface to third parties designated by Sprint to allow such third parties to develop, make, have made, use, sell and import an alternative to the CPE solely to interface with

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Hybrid Base Station Equipment and no other third party base station equipment.
Supplier shall license the Interface to such third parties on commercially reasonable terms acceptable to Supplier. The terms of such license shall be consistent with the practice in the telecommunications services industry for the license of comparable technology, equipment and the intellectual property actually licensed by Supplier (such terms shall not be deemed to be commercially reasonable if they prohibit such third party from developing, manufacturing and selling an alternative to the CPE on market competitive terms and conditions). Any dispute regarding the terms of such license shall be resolved by arbitration in accordance with Schedule 20.3. The Interface shall include all specifications, schematics, bill of material, source and object code or other technical information and rights, necessary or useful to allow a third party to manufacture an alternative to the CPE which interfaces with the Hybrid Base Station Equipment consistent with the Specifications. Supplier is not required to license third parties to make, use, or sell Base Station equipment of any type. Supplier retains the right to refuse to license a third party against whom it has given notice that such third party is infringing upon its intellectual property rights, is actively in discussions or negotiations with such third party concerning the infringement, or is otherwise actively enforcing its intellectual property rights against such third party.

34.0     PROPRIETARY INFORMATION

         34.1     SPRINT PROPRIETARY INFORMATION.

         Supplier acknowledges that while performing this Agreement it may have access to Sprint-owned trade secrets, including, but not limited to, products or planned products, service or planned service, vendors, customers, prospective customers, data, financial information, computer software, processes, methods, knowledge, inventions, ideas, marketing promotions, discoveries, current or planned activities, research, development or other information relating to Sprint's business activities or operations or those of its customers or vendors ("Sprint Proprietary Information").

         34.2     SUPPLIER PROPRIETARY INFORMATION.

         Sprint acknowledges that while performing this Agreement it may have access to Supplier-owned trade secrets, including, but not limited to, products or planned products, service or planned service, vendors, customers, prospective customers, data, financial information, Software, processes, methods, knowledge, inventions, ideas, marketing promotions, discoveries, current or planned activities, research, development or other information relating to Supplier's business activities or operations or those of its customers or vendors, and Supplier's source code and Escrow Technology and Non-Escrow Technology ("Supplier Proprietary Information").

         34.3     CONFIDENTIALITY OF PROPRIETARY INFORMATION.

         This Agreement creates a confidential relationship between Sprint and Supplier. The parties will keep each other's Proprietary Information confidential, and except as authorized by the owner of the Proprietary Information in writing, the non-owner of Proprietary Information may not disclose, and may only use, the Proprietary Information to perform this Agreement, and may only make copies necessary for performing this Agreement. The parties will make a good faith effort to label all Proprietary Information as proprietary to the owner of Proprietary Information. Upon cessation of work, or upon the owner of Proprietary Information's request, the non-owner of Proprietary Information will immediately return to the owner of Proprietary Information all documents and other materials in the non-owner of Proprietary Information's control that contain or relate to Proprietary Information. The parties may disclose Proprietary Information of the other to their affiliates, subcontractors and representatives (collectively, "Representatives") who have a need to know the information for purposes of carrying out the transactions contemplated by this Agreement and, in the case of Sprint, for installing or maintaining the Equipment; provided such Representatives are bound by the terms of a confidentiality agreement. In any event, each party will be responsible for the disclosures of their Representatives. Any customers of Sprint receiving any Proprietary Information shall also be bound by the terms of this section 34.3.

         34.4     EXCEPTIONS FOR CONFIDENTIALITY.

         The confidentiality obligations for the Proprietary Information does not include information that the non-owner of Proprietary Information can demonstrate:

              (A) is rightfully known to the non-owner of Proprietary Information prior to first receiving such information from the owner of the Proprietary Information; or

              (B) is independently developed by the non-owner of Proprietary Information without any reliance on any of the owner's Proprietary Information; or

              (C) is or later becomes part of the public domain through no fault of the non-owner of the Proprietary

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              Information; or

              (D) is lawfully obtained by the non-owner of Proprietary Information from a third party, and such third party is not under any confidentiality obligation to the owner of Proprietary Information.

         34.5     INJUNCTIVE RELIEF FOR PROPRIETARY INFORMATION.

         The non-owner of Proprietary Information acknowledges that its wrongful use or disclosure of any of the owner's Proprietary Information will cause irreparable injury to the owner of the Proprietary Information, that is inadequately compensable in monetary damages. Accordingly, the owner of Proprietary Information may seek injunctive relief in any court of competent jurisdiction for the breach or threatened breach of this Section, in addition to any other remedies in law or equity.

35.0     INDEPENDENT CONTRACTOR

         35.1     INDEPENDENT CONTRACTORS.

         Supplier, its subcontractors, employees or agents are independent contractors for all purposes and at all times. Supplier has the responsibility for, and control over, the means and details of providing the Deliverables and performing the Services, subject to Sprint's inspection. Supplier will provide all training, hiring, supervising, hours of work, work policies and procedures, work rules, compensation, payment for expenses and discipline and termination of its employees.

         35.2     SPRINT'S RESPONSIBILITIES.

         Sprint will incur no responsibility or obligation to employees, agents, subcontractors or other parties utilized by Supplier to perform this Agreement. Such person or parties will, at all times, remain employees, agents or subcontractors (whichever is applicable) of Supplier.

         35.3     RESPONSIBILITY FOR WAGES AND TAXES.

         Supplier is solely responsible for payment of wages, salaries, fringe benefits and other compensation of, or claimed by, Supplier's employees including, without limitation, contributions to any employee benefit, medical or savings plan and is responsible for all payroll taxes including, without limitation, the withholding and payment of all federal, state and local income taxes, FICA, unemployment taxes and all other payroll taxes.

         35.4     REMOVAL OF SUPPLIER PERSONNEL.

         If Sprint determines that a Supplier-provided employee, agent or subcontractor is not providing satisfactory service, Sprint will advise Supplier and may require Supplier to remove that individual or subcontractor. Sprint will only pay for work actually performed by the removed individual or subcontractor prior to Sprint's notice for removal and not for transportation or per diem costs associated with replacing the individual.

         35.5     CONTRACTORS' COMPLIANCE.

         Supplier and Sprint will require their respective employees, agents and subcontractors to comply with the terms and conditions of this Agreement.

36.0     WORK ON SPRINT AND SUPPLIER PREMISES

         If Supplier's or Sprint's performance of this Agreement involves performance on Sprint's or Supplier's premises, respectively, Supplier and Sprint will take necessary precautions to prevent injury to persons or property during the work and adhere to the security procedures of the other party. Supplier's and Sprint's employees, agents and contractors are prohibited from carrying weapons or ammunition onto the other parties' premises or using or carrying weapons while performing work on Sprint's behalf or attending Sprint-sponsored or Supplier-sponsored activities. Supplier and Sprint further agrees to comply with any postings or notices located on each other's premises regarding safety, security or weapons.

37.0     SECURITY

         37.1     COMPLIANCE WITH SPRINT POLICIES.

         Security access rights to each party's premises will be designated by that party. Each party will abide by the other's procedures and policies applicable to that party's premises access rights and ensure compliance by its employees, agents and subcontractors.

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         37.2     SECURITY FOR SOFTWARE.

         Software security will be followed by Supplier and Sprint for any application used by the other party. Sprint will designate the required Sprint software access to Supplier's employees and will make the request to Supplier for Supplier software access for Sprint employees.

38.0     TECHNICAL SUPPORT SERVICE AND FEES

         38.1     SYSTEM SUPPORT SERVICES.

         Upon Sprint's request, Supplier will perform the System support services ("System Support Services") in accordance with the requirements set forth in Schedule 38.1. Sprint or its System Integrator will obtain either Tier II or Tier III System Support Services from Supplier for each System for a period of at least one year from Substantial Completion of such System. Sprint will provide Supplier written notice of Sprint's intent to continue or discontinue System Support Services. Such notice shall be provided 30 days in advance of the requested date of termination of the System Support Services. Sprint will designate in its request whether Sprint is requesting Tier II or Tier III System Support Services. If Sprint is requesting Tier II System Support Services, Supplier will follow the procedures in Schedule 38.1. If Sprint is requesting Tier III System Support Services, Supplier will follow the procedures in Schedule 38.1 only after Sprint's System Integrator has used reasonable efforts to identify the nature of the problem, and using commercially reasonable efforts, has or will be unable to provide a resolution.

         Supplier will provide for each System, at no additional cost to Sprint, System Support Services for a period of 90 days following Substantial Completion of such System.

         38.2     INSTALLATION SERVICES.

         Upon Sprint's request, Supplier will provide one support engineer that will provide technical assistance to Sprint during the installation by Sprint of Base Station Equipment. Such support engineer will be provided to Sprint at the rates set forth in the Pricing Letter, except that the support engineer will be provided for one day at no charge. Sprint will pay the reasonable out of pocket travel expenses of Supplier's personnel incurred in connection with performing installation services for Sprint. When traveling at Splint's expense, Supplier will adhere to Splint's travel policy.

         38.3     ADDITIONAL SERVICE FEES.

         Supplier will provide other System related services (not included within the Services performed by Supplier pursuant to Section 38.1 or 38.2) to Sprint upon reasonable notice ("Consulting Services").

         38.4     FEE INCREASES.

         Supplier may increase its fees for Services on January 1 of each year by an amount not to exceed the change in the cost of living index for San Jose, CA as published by the U.S. Bureau of Labor Statistics between January 1 of the prior year and the January 1 of the change.

         38.5     ON SITE TECHNICAL SUPPORT PERSON.

         Supplier will provide potential candidates to Sprint for mutually agreed upon selection of a candidate to be an on-site technical support person ("Technical Support Person"). The Technical Support Person will work at a site designated by Sprint three weeks per month, and at Supplier's location one week per month for one year after Supplier receives payment from Sprint (the "Support Term"). Sprint will pay to Supplier the rate for the Technical Support Person as designated in the Pricing Letter. Sprint will also pay for all travel and living expenses for the Technical Support Person for the Support Term. If Sprint wants to retain the services of the Technical Support Person after the expiration of the Support Term, Sprint must request such retention thirty days prior to the expiration of the Support Term. The actual Supplier employee fulfilling the role of the Technical Support Person may change during the Support Term; however, any replacement employee shall be selected in accordance with the terms of this
Section 38.5.

39.0     TRAINING SERVICES AND FEES

         Supplier will provide a trainer at a site designated by Sprint three weeks per month, and at Supplier's location one week per month for preparing and upgrading documentation. Sprint will provide all training hardware and Supplier will provide one copy of the training documentation. Supplier will use Sprint's travel policy when traveling at Sprint's expense.

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



40.0     NOTICES

         Communications relating to this Agreement must be identified to this Agreement and the applicable Order number and sent by certified mail, return receipt requested, telex, facsimile or overnight mail to the following addresses or as may be later designated by written notice of the other party'

         Sprint:             Sprint Corporation
                             Senior Director, Business Development
                             Broadband Wireless Group
                             6450 Sprint Parkway
                             Overland Park, Kansas 66251
                             Fax: (913) 315-9264

                             Sprint Corporation
                             Assistant Vice President, Supply Chain Management 903 E. 104th Street
                             Kansas City, MO 64131
                             Fax: (815) 854-2280

         Supplier:           Ms. Thara Edson
                             Vice President and Chief Financial Officer
                             Hybrid Networks, Inc.
                             6409 Guadalupe Mines Road,
                             San Jose, CA 95120
                             Fax: 408-323-6470

41.0     GENERAL

         41.1     MATERIAL/MECHANIC'S LIEN.

         Supplier will promptly pay for all services, materials, equipment, and/or labor used under this Agreement, and will hold Sprint harmless from all losses, expenses, and liabilities connected with Supplier's failure to promptly pay for services, materials equipment and/or labor and will keep Sprint premises free of claims or liens. Supplier will furnish Sprint with a list of all its subcontractors before Services are performed on premises by subcontractors. Supplier will furnish Sprint with lien waivers from all subcontractors.

         41.2     GOVERNING LAW.

         This Agreement and any claims arising out of this Agreement are governed by and construed in accordance with the laws of the State of Kansas without regard to any conflict of laws provision.

         41.3     WAIVER.

         The waiver of a breach of any term of this Agreement will not constitute the waiver of any other breach of the same or any other term.

         41.4     SEVERABILITY.

         If certain provisions of this Agreement are held to be unenforceable, the remaining provisions will remain in effect, to be construed as if the unenforceable provisions were originally deleted.

         41.5     SURVIVAL.

         Numbered provisions 5.0, 9.0, 16.0, 17.4, 20.0 (excluding 20.2), 26.0,
27.0, 28.0, 30.0, 34.0, 41.2 and 41.7 will survive the termination or expiration of this Agreement, in addition to any other provisions that by their content are intended to survive the termination or expiration of this Agreement.

         41.6     THIRD PARTY BENEFICIARIES.

         Supplier will make available to Sprint's third party System Integrators comparable terms that are at least as favorable to such third party System Integrators as provisions 3.3, 3.5, (Section 3.5 is subject to Sprint priority) 21.0, 23.2, 26.1, 26.2,

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26.3, 38.1 and 38.2 of this Agreement, but only to the extent the third party
System Integrators are relying on such terms for the purposes of supplying goods and services to Sprint.

         Supplier's failure to comply with its obligations under such provisions to Sprint's System integrators will be deemed to be a breach of the corresponding provision of this Agreement by Supplier and entitle Sprint to the remedies available to Sprint under this Agreement. For example, if Supplier fails to meet the Fulfillment Standard described in Section 3.3 on Orders submitted by Sprint's System integrators in connection with the supply of goods and services to Sprint, then Sprint will have the rights described in Section
3.3 of this Agreement.

         41.7     PUBLICITY.

         Neither Sprint nor Supplier will, without the other's prior written consent:

               (A) make any news release, public announcement, denial or confirmation of this Agreement or its subject matter; or

               (B) in any manner advertise or publish the fact of this Agreement.

         41.8     REMEDIES.

         All remedies available to either party under this Agreement are cumulative and may be exercised concurrently or separately. The exercise of one remedy will not be an election of that remedy to the exclusion of other remedies.

         41.9     ETHICS CODE.

         Both parties agree to comply with Sprint's Principles of Business Conduct, where applicable, a copy of which has been provided to Supplier.

         41.10    LAWS AND REGULATIONS.

         Each party must comply with all Applicable Law in the performance of this Agreement.

         41.11    PERMITS AND LICENSES.

         Supplier must obtain and keep current at Supplier's expense all governmental permits, certificates and licenses necessary for Supplier to perform under this Agreement.

         41.12    SCHEDULES.

         The following exhibits are attached to and incorporated by this
Agreement:

         Schedule 1.16                   List of Equipment

         Schedule 1.21                   Master Test Plans

         Schedule 1.25                   Initial Affiliates

         Schedule 1.40                   System Illustration

         Schedule 3.1                    Manufacturing Capacity and Lead Times

         Schedule 3.4                    Shipping Procedures

         Schedule 4.1                    Raw Material Lead Times

         Schedule 8.3                    Exclusivity Features

         Schedule 11.0                   Scope Change Form

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         Schedule 15.2.1                 Sole Source Suppliers

         Schedule 15.2.2                 Form of Supplier's Consent

         Schedule 20.3                   Arbitration Procedures

         Schedule 26.2                   Return Procedures

         Schedule 38.1                   Maintenance and Support Terms

         41.13    FORCE MAJEURE.

     If either party's ability to perform its obligations under this Agreement is interfered with by reason of any strikes, riots, insurrection, fires, flood, storm, explosions, acts of God, war, governmental action, labor conditions, earthquakes, or similar causes beyond the reasonable control of such party, then such party will be excused from such performance on a day-for-day basis to the extent of such interference (and the other party will likewise be excused from performance on a day-for-day basis to the extent such party's obligations relate to the performance so interfered with); provided, that the party so affected will use its best efforts under the circumstances to remove such causes of nonperformance. In the event that a force majeure claimed by either party lasts in excess of 90 days from the commencement of any such claim, the party not so claiming force majeure hereunder will have the right, but not the obligation, to terminate this Agreement.

42.0     ENTIRE AGREEMENT

     This Agreement together with its exhibits, constitutes the entire agreement between the parties with respect to the subject matter contained and supersedes all prior or contemporaneous agreements, understandings or communications, written or oral, concerning such subject matter. This Agreement may not be amended or modified without specific written amendment, signed by duly authorized representatives of both parties.

SPRINT/UNITED MANAGEMENT COMPANY         HYBRID NETWORKS, INCORPORATED

Signed: /S/ DAVID XXX                    Signed:
       ------------------------                 -------------------------------
By:                                      By:
   ----------------------------             -----------------------------------
Title:                                   Title:
      -------------------------                --------------------------------
Date: May 1, 2000                        Date:
     --------------------------               ---------------------------------


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         Schedule 20.3                      Arbitration Procedures

         Schedule 26.2                      Return Procedures

         Schedule 38.1                      Maintenance and Support Terms

         41.13    FORCE MAJEURE.

     If either party's ability to perform its obligations under this Agreement is interfered with by reason of any strikes, riots, insurrection, fires, flood, storm, explosions, acts of God, war, governmental action, labor conditions, earthquakes, or similar causes beyond the reasonable control of such party, then such party will be excused from such performance on a day-for-day basis to the extent of such interference (and the other party will likewise be excused from performance on a day-for-day basis to the extent such party's obligations relate to the performance so interfered with); provided, that the party so affected will use its best efforts under the circumstances to remove such causes of nonperformance. In the event that a force majeure claimed by either party lasts in excess of 90 days from the commencement of any such claim, the party not so claiming force majeure hereunder will have the right, but not the obligation, to terminate this Agreement.

42.0     ENTIRE AGREEMENT

     This Agreement together with its exhibits, constitutes the entire agreement between the parties with respect to the subject matter contained and supersedes all prior or contemporaneous agreements, understandings or communications, written or oral, concerning such subject matter. This Agreement may not be amended or modified without specific written amendment, signed by duly authorized representatives of both parties.

SPRINT/UNITED MANAGEMENT COMPANY                HYBRID NETWORKS, INCORPORATED

Signed:                                         Signed:  /S/ THARA M. EDSON
       ---------------------------                     -------------------------
By:                                             By:      THARA M. EDSON
   -------------------------------                 -----------------------------
Title:                                          Title:   VP OF FINANCE & CFO
      ----------------------------                    --------------------------
Date:                                           Date:    5/1/2000
     -----------------------------                   ---------------------------

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         Schedule 15.2.1                    Sole Source Suppliers

         Schedule 15.2.2                    Form of Supplier's Consent

         Schedule 20.3                      Arbitration Procedures

         Schedule 26.2                      Return Procedures

         Schedule 38.1                      Maintenance and Support Terms

         41.13    FORCE MAJEURE.

     If either party's ability to perform its obligations under this Agreement is interfered with by reason of any strikes, riots, insurrection, fires, flood, storm, explosions, acts of God, war, governmental action, labor conditions, earthquakes, or similar causes beyond the reasonable control of such party, then such party will be excused from such performance on a day-for-day basis to the extent of such interference (and the other party will likewise be excused from performance on a day-for-day basis to the extent such party's obligations relate to the performance so interfered with); provided, that the party so affected will use its best efforts under the circumstances to remove such causes of nonperformance. In the event that a force majeure claimed by either party lasts in excess of 90 days from the commencement of any such claim, the party not so claiming force majeure hereunder will have the right, but not the obligation, to terminate this Agreement.

42.0     ENTIRE AGREEMENT

     This Agreement together with its exhibits, constitutes the entire agreement between the parties with respect to the subject matter contained and supersedes all prior or contemporaneous agreements, understandings or communications, written or oral, concerning such subject matter. This Agreement may not be amended or modified without specific written amendment, signed by duly authorized representatives of both parties.

SPRINT/UNITED MANAGEMENT COMPANY                 HYBRID NETWORKS, INCORPORATED

Signed: /S/ DAVID XXX                            Signed:  MICHAEL D. GREENBAUM
       ---------------------------                      ------------------------
By:                                              By:
   -------------------------------                   ---------------------------
Title:                                           Title:   PRESIDENT & CEO
      ----------------------------                     -------------------------
Date: May 1, 2000                                Date:    May 6, 2000
      ----------------------------                     -------------------------

                                  SCHEDULE L.16
                                 EQUIPMENT LIST

SECTION 1: PoP Equipment

     Part number      Description                                                          List Price
------------------------------------------------------------------------------------------------------
     CMG.2000-SP      CYBERMNGR 2000+ SW FOR 20,000 SUBS. NEW SPARC 5                        $109,091
------------------------------------------------------------------------------------------------------
     CMG-2000-SPB     CYBERMNGR 2000+SW FOR 20,000 SUBS. REFURBISHED SPARC 5                 $109,091
------------------------------------------------------------------------------------------------------
      CMD-2000B       CM DOWNSTREAM ROUTER + SW, PLUG-IN REDUNDANT P/S                        $22,000
------------------------------------------------------------------------------------------------------
      SQC-200-3       SIF (QAM) CARD, 3-CHANNEL (EACH 10 MBPS)                                 $6,423
------------------------------------------------------------------------------------------------------
     QMC-200-3FC      64 QAM MODULATOR CARD W/COMBINER AND FILTER, 3 CHANNEL                   $7,185
------------------------------------------------------------------------------------------------------
      QMC-200-3       64 QAM MODULATOR CARD W/COMBINER, 3 CHANNEL                              $6,825
------------------------------------------------------------------------------------------------------
      HEM-2204-B      ENCODER BASEBAND (64 QAM)                                                $3,685
------------------------------------------------------------------------------------------------------
      HEM-2204-1      MODULATOR-IF (64 QAM)                                                    $4,820
------------------------------------------------------------------------------------------------------
    CMU-2000-14CB     CM UPSTREAM ROUTER + SW, PLUG-IN REDUNDANT P/S                          $29,000
------------------------------------------------------------------------------------------------------
      QDC-030-2       QPSK DEMODULATOR RECEIVER CARD, 2 PORTS PER CARD                         $4,500
------------------------------------------------------------------------------------------------------


SECTION 2: Commercial PoP Equipment.

     Part number      Description                                                          List Price

------------------------------------------------------------------------------------------------------
       DKT-030        MONITOR AND KEYBOARD (BOTH RACKMOUNT FOR CMD AND CMU)                      $925
------------------------------------------------------------------------------------------------------

SECTION 3: Spare Part

     Part number      Description                                                          List Price

------------------------------------------------------------------------------------------------------
       LAC-010        10/100 BASE T LAN INTERFACE CARD                                           $170
------------------------------------------------------------------------------------------------------
      QDM-030-2       MASTER QPSK DEMODULATOR RECEIVER CARD)                                   $5,500
------------------------------------------------------------------------------------------------------
       SUG-2000       CYBERMANAGER HARD DRIVE WITH FACTORY SOFTWARE LOADED                     $2,200
------------------------------------------------------------------------------------------------------
     087-00022-XX     CMD HARD DRIVE WITH FACTORY SOFTWARE LOADED                                $450
------------------------------------------------------------------------------------------------------
     087-00023-XX     CMU HARD DRIVE WITH FACTORY SOFTWARE LOADED                                $450
------------------------------------------------------------------------------------------------------

* See attached for Spare Part assumptions

SECTION 4: Hybrid     Modem Pricing

Part number           Description
------------------------------------------------------------------------------------------------------
      WBR-60-231      ROUTER, (60 USER), QPSK RETURN RS232 - PRIOR TO 12/1/00
------------------------------------------------------------------------------------------------------
     WBR-60-231B      ROUTER, (60 USER), QPSK RETURN RS232 - PRIOR TO 12/1/00
------------------------------------------------------------------------------------------------------
      WBR-60-231      ROUTER, (60 USER), QPSK RETURN RS232 - AFTER 12/1/00
------------------------------------------------------------------------------------------------------
     WBR-60-231B      ROUTER, (60 USER), QPSK RETURN RS232 - AFTER 12/1/00
------------------------------------------------------------------------------------------------------

SECTION 5: Consulting

     Part number      Description

------------------------------------------------------------------------------------------------------
      CON-SP-100      ARCHITECTURAL CONSULTING
------------------------------------------------------------------------------------------------------
      CON-SP-200      SOFTWARE CONSULTING
------------------------------------------------------------------------------------------------------
      CON-SP-300      HARDWARE CONSULTING
------------------------------------------------------------------------------------------------------
      CON-SP-400      SUPPORT ENGINEERING
------------------------------------------------------------------------------------------------------

SECTION 6: Support Contract

     Part number      Description
------------------------------------------------------------------------------------------------------
       SSP-SP2        LEVEL II (PER YEAR)
------------------------------------------------------------------------------------------------------
       SSP-SP3        LEVEL ILL(PER YEAR)
------------------------------------------------------------------------------------------------------
      SSP-SP-OS       FULL-TIME ON SITE TECHNICAL SUPPORT AT SPRINT-DESIGNATED LOCATION
------------------------------------------------------------------------------------------------------

SPRINT PROPRIETARY INFORMATION - RESTRICTED

SECTION 7: Training   On Site

Part number           Description
---------------------------------------------------------------------------------------
      TRN-250-OS      FULL TIME ON-SITE TRAINING AT SPRINT LOCATION.
---------------------------------------------------------------------------------------
      TRN-SP-100      ON SITE TRAINING AT SPRINT LOCATION
---------------------------------------------------------------------------------------


SECTION 8: New Software Releases

---------------------------------------------------------------------------------------
      SWM-SP-100      SOFTWARE ENHANCEMENTS
---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

SPRINT PROPRIETARY INFORMATION - RESTRICTED

                                  SCHEDULE 1.21
                                MASTER TEST PLANS

1.0      INITIAL SYSTEM VERIFICATION

Sprint and the Supplier will perform end-to-end System verification prior to deployment of any System hereunder on Supplier's System deployed and operating in Phoenix. Sprint will provide access to its System in Phoenix and each party will provide resources required to satisfy the initial System verification as promptly as possible. Initial System verification will test all functional and performance capabilities of the System against the Specifications and will include those tests contemplated for Substantial Completion. In the event the parties are unable to demonstrate that the System in Phoenix is operating in accordance with its Specifications and has satisfied the Substantial Completion testing procedures within 45 days from the Effective Date, the Commitment will be terminated.

2.0      SUBSTANTIAL COMPLETION TESTING

The purpose of Substantial Completion Testing is to confirm the operational capability in accordance with the Specifications of the System in a "real world" environment. The test plan will clearly identify tests to be run, procedures to monitor and measure system performance, equipment necessary to undertake tests, and expected results and roles and responsibilities.

The test will simulate real world environmental conditions to the extent possible, including, performance under load, reasonable interference, and other environmental conditions. To accomplish this, Sprint will provision at least eight customers (or test sites) per sector in each System. All users in MDS-1 sectors shall broadcast on a common RF channel and all users in MDS-2 sectors shall broadcast on a common RF channel. Test will be performed for various upstream channel widths. The tests must test for all minimums, maximums and operational. All test results must be valid and based on objective criteria.

These tests will include, but will not be limited to, the following types of tests:

A. FIELD INSTALLATION AND INTEGRATION ACCEPTANCE TESTS

-        Power Up Procedures

-        Transmit tests (Repeated for each CMD and CMD channel)

-        Diagnostic Testing

- Alarm Testing (monitor system shall be tested to ensure that cyber manager alarm message logs are created and passed to network)

- Software Installation (including, but not limited to functionality, interoperability and performance testing of the software.)

-        Initialization

-        Call Processing Testing

-        Remote Unit Installation and Test

-        Routing Tests

- Equipment, including third party equipment and all functional elements thereof, shall be tested (including RF, Hybrid (and IP infrastructure elements)

- Interoperability Testing, (including, but not limited to interoperability to various vendor platforms, routers, etc.)

- Provisioning interface test (ensure correct operation of customer and network provisioning capabilities)

- Network management interface test (ensure correct operation of the network management capabilities).

- Cold-start. (To ensure the system is recoverable, in the event of loss of system power or system maintenance, a cold-start of all components will be performed. After reactivation, basic regression testing of the above tests will be performed to ensure continued proper operation.)

B. SYSTEM PERFORMANCE TESTS

- Super - Cell Capacity. For a representative sample of downstream channels and a representative sample of upstream channels, throughput testing will be performed to ensure deployed capacity is within design margins.



SPRINT PROPRIETARY INFORMATION - RESTRICTED

- Delay. For a representative sample of downstream channels and a representative sample of upstream channels, latency testing will be performed to ensure the System is within design margins.

- R.F Coverage. Each downstream RF channel and each upstream RF channel, testing will be performed to ensure the link budget (including fade margin) is within design margins, assuming the input/output specifications of 3rd party RF components are met.

- Bit Error Rate. Each downstream channel and each upstream channel, testing will be performed to ensure system BER (with FEC) is within design margins.

3.0      FINAL ACCEPTANCE TEST CRITERIA

For each market, Final Acceptance will occur if, all (but not less than all) of the following are true:

- Operational requirements set forth in Section 1.0, subsection A above shall be retested and complied with as part of Final Acceptance testing.

- In total, in each market, there are no more than "X" Performance Events during the relevant "Burn-In Period". For the purposes hereof "X Performance Events" means (i) 10 E l events in the first 2 markets to achieve Substantial Completion; (ii) 8 El events in the next 2 markets to achieve Substantial Completion; iii) 4 E 1 events in any additional such Systems thereafter to achieve Substantial Completion and (iv) 4 E 1 events in any System for which the applicable Burn In Period has been reinstated.

For the purposes hereof "Burn-In Period" means: (i) in the first 2 markets to reach Substantial Completion, 140 days; (ii) in the next 2 markets, the later of(x) 120 days or (y) Final Acceptance of the first 2 markets to achieve Substantial Completion, and (iii) in any additional Systems thereafter to reach Substantial Completion, the later of (x) 60 days or (y) Final Acceptance of the first 2 markets to achieve Substantial Completion.

-        No continuing El event.
-        No more than 2 E1 event in the last 60 days

If one of the above conditions is not met, then the Burn In Period shall be reinstated for the greater of (i) the time remaining in the original Burn In Period or (ii) sixty (60) days.

Outages caused by power failures that are in excess of the duration of the backup power supply or outages caused by personnel of Sprint not following maintenance procedures or outages caused by 3 party equipment or outages caused by acts of nature (i.e., sector antenna struck by lightning or falling off tower) or outages caused by personnel of Sprint using incorrect installation practices or personnel of Sprint not following specifications of any Equipment are not counted as E 1 events for the purpose of Final Acceptance.


SPRINT PROPRIETARY INFORMATION - RESTRICTED

                                  SCHEDULE 1.25
                               INITIAL AFFILIATES

------------------------------------------------------------------------------------------------------------------------------------

               NAME                                                     ADDRESS                                          TELEPHONE

------------------------------------------------------------------------------------------------------------------------------------
SPRINT CORPORATION                                    2330 Shawnee Mission Parkway, Westwood, Kansas 66205            (913) 624-3000
------------------------------------------------------------------------------------------------------------------------------------
SPRINT/UNITED MANAGEMENT COMPANY                      2330 Shawnee Mission Parkway, Westwood, Kansas 66205            (913) 624-3000
------------------------------------------------------------------------------------------------------------------------------------
SPRINT COMMUNICATIONS COMPANY L.P.                    8140 Ward Parkway, Kansas City, Missouri 64114'-8417            (816) 276-6000
------------------------------------------------------------------------------------------------------------------------------------
United Telephone Company of Kansas                    2330 Shawnee Mission Parkway, Westwood, Kansas 66205            (913) 624-3000
------------------------------------------------------------------------------------------------------------------------------------
SPRINT GLOBAL VENTURE, INC.                           12490 Sunrise Valley Drive, Reston, Virginia 22096              (703) 689-6000
------------------------------------------------------------------------------------------------------------------------------------
Sprint International of Canada, Inc.                  12490 Sunrise Valley Drive, Reston, Virginia 22096              (703) 689-6000
------------------------------------------------------------------------------------------------------------------------------------
Sprint International Mexico S.A. de C.V.              12490 Sunrise Valley Drive, Reston, Virginia 22096              (703) 689-6000
------------------------------------------------------------------------------------------------------------------------------------
SPRINT MID-ATLANTIC TELECOM, INC.                     14111 Capital Blvd., Wake Forest, North Carolina 27587-5900     (919) 554-7900
------------------------------------------------------------------------------------------------------------------------------------
Sprint/Carolina Telephone                             720 Western Blvd., Tarboro, North Carolina 27886                (919) 641-3768
------------------------------------------------------------------------------------------------------------------------------------
Sprint/Centel -North Carolina                         320 First Avenue N.W., Hickory, North Carolina 28601-6123       (704) 328-0222
------------------------------------------------------------------------------------------------------------------------------------
Sprint/Centel - Virginia                              2211 Hydraulic Rd., P.O. Box 6788, Charlottesville, VA 22906    (804) 971-2144
------------------------------------------------------------------------------------------------------------------------------------
Sprint/United Telephone - Southeast                   112 Sixth Street, Bristol, Tennessee 37620                      (615) 968-812
------------------------------------------------------------------------------------------------------------------------------------
SPRINT NORTH SUPPLY                                   600 New Century Parkway, New Century, Kansas 66031               (913) 791-700
------------------------------------------------------------------------------------------------------------------------------------
SPRINT PARANET, INC.                                  2330 Shawnee Mission Parkway, Westwood, KS 66205                (816) 624-6000
------------------------------------------------------------------------------------------------------------------------------------
SPRINT PUBLISHING & ADVERTISING                       6666 West 110th, Overland Park, Kansas 66211                    (913) 491-7000
------------------------------------------------------------------------------------------------------------------------------------
SPRINT SPECTRUM HOLDING COMPANY L.P.                  4717 Grand Avenue, Kansas city, MO 64112                        (816) 559-1000
------------------------------------------------------------------------------------------------------------------------------------
American PCS, L.P.                                    4717 Grand Avenue, Kansas City, MO 64112                        (816) 559-1000
------------------------------------------------------------------------------------------------------------------------------------
Sprint Spectrum L.P.                                  4717 Grand Avenue, Kansas City, MO 64112                        (816) 559-1000
------------------------------------------------------------------------------------------------------------------------------------
Sprint Spectrum Equipment Company, L.P.               4717 Grand Avenue, Kansas City, MO 64112                         (816) 559-100
------------------------------------------------------------------------------------------------------------------------------------
Phillie Co., L.P.                                     4717 Grand Avenue, Kansas City, MO 64112                        (816) 559-1000
------------------------------------------------------------------------------------------------------------------------------------
SPRINTCOM, INC.                                       2330 Shawnee Mission Parkway, Westwood, KS 66205                (816) 624-6000
------------------------------------------------------------------------------------------------------------------------------------
SPRINTCOM EQUIPMENT COMPANY LP.                       2330 Shawnee Mission Parkway, Westwood, KS 66205                (816) 624-6000
------------------------------------------------------------------------------------------------------------------------------------
SPRINT eBUSINESS, INC.                                2330 Shawnee Mission Parkway, Westwood, KS 66205                (816) 624-6000
------------------------------------------------------------------------------------------------------------------------------------
AMERICAN TELECASTING INC.                             2330 Shawnee Mission Parkway, Westwood, KS 66205                (816) 624-6000
------------------------------------------------------------------------------------------------------------------------------------
CALL-NET ENTERPRISES, INC.                            2550 Victoria Park Avenue, North York, Ontario M2JSA9
------------------------------------------------------------------------------------------------------------------------------------
Sprint Canada Inc.                                    2550 Victoria Park Avenue, North York, Ontario M2JSA9
------------------------------------------------------------------------------------------------------------------------------------
CENTRAL TELEPHONE COMPANY                             2330 Shawnee Mission Parkway, Westwood, KS 66205                (816) 624-6000
------------------------------------------------------------------------------------------------------------------------------------
Central Telephone - Illinois                          8725 Higgins Road, Chicago, Illinois 60631                      (312) 399-2500
------------------------------------------------------------------------------------------------------------------------------------
Central Telephone - Nevada                            330 S. Valley View, Las Vegas, Nevada 89152                     (800) 877-7077
------------------------------------------------------------------------------------------------------------------------------------
Sprint Florida, Incorporated                          555 Lake Border Drive, Apopka, Florida 32703                    (407) 889-6000
------------------------------------------------------------------------------------------------------------------------------------
United Telephone Communications Systems,              555 Lake Border Drive, Apopka, Florida 32703                    (407) 889-6000
------------------------------------------------------------------------------------------------------------------------------------
Incorporated
------------------------------------------------------------------------------------------------------------------------------------
United Telephone Long Distance, Inc.                  555 Lake Border Drive, Apopka, Florida 32703                    (407) 889-6000
------------------------------------------------------------------------------------------------------------------------------------
The Winter Park Telephone Company                     555 Lake Border Drive, Apopka, Florida 32703                    (407) 889-6000
------------------------------------------------------------------------------------------------------------------------------------



SPRINT PROPRIETARY INFORMATION - RESTRICTED

------------------------------------------------------------------------------------------------------------------------------------
EARTHLINK NETWORK, INC.                               2330 Shawnee Mission, Westwood, Kansas 66205                    (913) 624-3000
------------------------------------------------------------------------------------------------------------------------------------
HYBRID NETWORKS, INC.                                 2330 Shawnee Mission Parkway, Westwood, KS 66205                (816) 624-6000
------------------------------------------------------------------------------------------------------------------------------------
PEOPLE'S CHOICE TV CORPORATION                        2330 Shawnee Mission Parkway, Westwood, KS 66205                (816) 624-6000
------------------------------------------------------------------------------------------------------------------------------------
TELMEX/SPRINT COMMUNICATIONS, L.L.C.                  2330 Shawnee Mission Parkway, Westwood, KS 66205                (816) 624-6000
------------------------------------------------------------------------------------------------------------------------------------
TDI ACQUISITION CORPORATION                           2330 Shawnee Mission Parkway, Westwood, KS 66205                (816) 624-6000
------------------------------------------------------------------------------------------------------------------------------------
UNITED TELEPHONE COMPANY OF KANSAS                    2330 Shawnee Mission Parkway, Westwood, KS 66205                (816) 624-6000
------------------------------------------------------------------------------------------------------------------------------------
Sprint/United Midwest Management Services Company     2330 Shawnee Mission Parkway, Westwood, KS 66205                (816) 624-6000
------------------------------------------------------------------------------------------------------------------------------------
UNITED TELEPHONE COMPANY OF EASTERN KANSAS            2330 Shawnee Mission Parkway, Westwood, KS 66205                (816) 624-6000
------------------------------------------------------------------------------------------------------------------------------------
UNITED TELEPHONE COMPANY OF FLORIDA                   555 Lake Border Drive, Apopka, Florida 32703                    (407) 889-6090
------------------------------------------------------------------------------------------------------------------------------------
Vista-United Telecommunications                       555 Lake Border Drive, Apopka, Florida 32703                    (407) 889-6000
------------------------------------------------------------------------------------------------------------------------------------
UNITED TELEPHONE - MID ATLANTIC                       1201 Walnut Bottom Road, Carlisle, Pennsylvania 17013-0905      (7i7) 245-6312
------------------------------------------------------------------------------------------------------------------------------------
United Telephone - New Jersey                         1201 Walnut Bottom Road, Carlisle, Pennsylvania 17013-0905      (7i7) 245-6312
------------------------------------------------------------------------------------------------------------------------------------
United Telephone - Pennsylvania                       1201 Walnut Bottom Road, Carlisle, Pennsylvania 17013-0905      (717) 245-6312
------------------------------------------------------------------------------------------------------------------------------------
UNITED TELEPHONE WESTERN                              5454 West 110th, Overland Park, Kansas 6621 i                   (913) 345-7600
------------------------------------------------------------------------------------------------------------------------------------
United Telephone - Kansas                             123 North Eisenhower, Junction City, Kansas 66441               (913) 762-3232
------------------------------------------------------------------------------------------------------------------------------------
United Telephone - So. Central Kansas                 5454 West 100n Street, Overland Park, Kansas 66211              (913) 345-6000
------------------------------------------------------------------------------------------------------------------------------------
United Telephone - Minnesota                          105 Peavey Road, Chaska, Minnesota 55318                        (612) 448-8200
------------------------------------------------------------------------------------------------------------------------------------
United Telephone - Missouri (East)                    319 Madison Street, P.O. Box 689, Jefferson City, Missouri 65102(314) 634-0555
------------------------------------------------------------------------------------------------------------------------------------
United Telephone - Missouri (West)                    210 East Market, P.O. Box 87, Warrensburg, Missouri 64093       (816) 429-7119
------------------------------------------------------------------------------------------------------------------------------------
United Telephone - Nebraska                           2806 Avenue D, Scottsbluff, Nebraska 69361                      (308) 635-8201
------------------------------------------------------------------------------------------------------------------------------------
United Telephone - Oregon                             902 Wasco Street, Hood River, Oregon 97031
------------------------------------------------------------------------------------------------------------------------------------
United Telephone - Texas                              1005 Congress Avenue, Suite 400, Austin, Texas 78701            (512) 472-1597
------------------------------------------------------------------------------------------------------------------------------------
UNITED TELEPHONE - NORTH CENTRAL                      665 Lexington Avenue, Mansfield, Ohio 44907                     (419) 755-8011
------------------------------------------------------------------------------------------------------------------------------------
United Telephone - Indiana                            P.O. Box 391 2000 W. William Avenue, Warsaw, Indiana 46580      (219) 267-6161
------------------------------------------------------------------------------------------------------------------------------------
United Telephone - Ohio                               P.O. Box 3555, 839 W. Lonsview Road, Mansfield, Ohio 44907      (419) 755-8011
------------------------------------------------------------------------------------------------------------------------------------

SPRINT PROPRIETARY INFORMATION - RESTRICTED

                                  SCHEDULE 3.1

                      MANUFACTURING CAPACITY AND LEAD-TIME

SYSTEM COMPONENTS

------------------------ --------------------------------------------------------- ----------------------------
Part Number              Description                                                         Maximum
                                                                                         Production per
                                                                                              Month

------------------------ --------------------------------------------------------- ----------------------------
CMG-2000-SP              CyberMngr 2000 w\HybridWare                                           20
                         + SW License for 20,000. Subs.
------------------------ --------------------------------------------------------- ----------------------------
CMG-2000-SPB             CyberMngr 2000 w\HybridWare                                           20
                         + SW License for 20,000 Subs.
------------------------ --------------------------------------------------------- ----------------------------
CMD-2000B                CM Downstream Router + SW for 20,000                                  20
------------------------ --------------------------------------------------------- ----------------------------
SQC-200-3                SIF (QAM) Card, 3-channel (each 10 Mbps)                              20
------------------------ --------------------------------------------------------- ----------------------------
QMC-200-3                64 QAM Modulator Card                                                 20
                         w/Combiner, 3 channel
------------------------ --------------------------------------------------------- ----------------------------
QMC-200-3FC              64 QAM Modulator Card                                                 20
                         w/Combiner and filter, 3 channel
------------------------ --------------------------------------------------------- ----------------------------
HEM-2204-B               Encoder Baseband (64 QAM)                                             20
------------------------ --------------------------------------------------------- ----------------------------
HEM-2204-I               Modulator-IF (64 QAM)                                                 20
------------------------ --------------------------------------------------------- ----------------------------
CMU-2000-14CB            CM Upstream Router with HybridWare 20 w/two QPSK
                         Demodulator Receiver Cards.
------------------------ --------------------------------------------------------- ----------------------------
QDC-030-2                QDC-030-2 QPSK Demodulator Cards.                                     250
                         2 ports per card
---------------------------------------------------------------------------------------------------------------

COMMERCIAL PoP EQUIPMENT


---------------------------------------------------------------------------------------------------------------
DKT-30                   Monitor and Keyboard                                                  50
                         (both rackmount for CMD and CMU)
------------------------ --------------------------------------------------------- ----------------------------

------------------------ --------------------------------------------------------- ----------------------------
SPARE PARTS
------------------------ --------------------------------------------------------- ----------------------------
LAC-010                  10/100 Baser LAN Interface Card                                       50
------------------------ --------------------------------------------------------- ----------------------------
QDM-030-2                Master QPSK Demoulator Receiver Card.                                 20
------------------------ --------------------------------------------------------- ----------------------------
SUG-2000                 Cybermanager Hard Drive with factory S/W                              80
------------------------ --------------------------------------------------------- ----------------------------
HDD-XX                   CMD Hard Drive with factory software                                  80
------------------------ --------------------------------------------------------- ----------------------------
HDU-XX                   CMU Hard Drive with factory software                                  80
------------------------ --------------------------------------------------------- ----------------------------
CMP--400                 CMD or CMU Power Supply                                               50

---------------------------------------------------------------------------------------------------------------

     *MAXIMUM PRODUCTION RATE REQUIRES A 180 DAY ROLLING FORECAST.

WIRELESS BROADBAND ROUTERS

---------------------------------------------------------------------------------------------------------------
Part Number              Description                                                         Maximum
                                                                                         Production per
                                                                                             Month*
------------------------ --------------------------------------------------------- ----------------------------
WBR-60-231               Wireless Broadband Router 60 User.                                  10,000
------------------------ --------------------------------------------------------- ----------------------------
WBR-60-231B              Wireless Broadband Router 60 User                                   50,000
---------------------------------------------------------------------------------------------------------------

                        *MAXIMUM PRODUCTION RATE REQUIRES A 180-DAY ROLLING
                         FORECAST.

                         MANUFACTURING LEAD TIMES

HEADEND
     SYSTEM COMPONENTS

---------------------------------------------------------------------------------------------------------------
Part Number              Description                                                      Standard Lead
                                                                                              Times
                                                                                        (calendar days)*

------------------------ --------------------------------------------------------- ----------------------------

SPRINT PROPRIETARY INFORMATION - RESTRICTED



---------------------------------------------------------------------------------------------------------
CMG-2000-SP               CyberMngr 2000 w\HybridWare                                       60
---------------------------------------------------------------------------------------------------------
CMG-2000-SPB              + SW License for 20,000 Subs.                                     60
                          CyberMngr 2000 w\HybridWare
---------------------------------------------------------------------------------------------------------
CMD-2000B                 + SW License for 20,000 Subs.                                     60
                          CM Downstream Router + SW for 20,000
---------------------------------------------------------------------------------------------------------
SQC-200-3                 SIF (QAM) Card, 3-channel (each l0 Mbps)                          90
---------------------------------------------------------------------------------------------------------
QMC-200-3                 64 QAM Modulator Card w/Combiner,3 channel                       120
---------------------------------------------------------------------------------------------------------
QMC-200-3FC               64 QAM Modulator Card                                            120
                          w/Combiner and filter, 3 channel
---------------------------------------------------------------------------------------------------------
HEM-2204-B                Encoder Baseband (64 QAM)                                         90
---------------------------------------------------------------------------------------------------------
HEM-2204-I                Modulator-IF (64 QAM)                                             90
---------------------------------------------------------------------------------------------------------
CMU-2000-14CB             CMU-2000-14CB                                                    120
                          w/two QPSK Demodulator Receiver Cards.
---------------------------------------------------------------------------------------------------------
QDC-030-2                 QDC-030-2 QPSK Demodulator Cards.                                120
                          2 ports per card
---------------------------------------------------------------------------------------------------------

COMMERCIAL PoP EQUIPMENT

---------------------------------------------------------------------------------------------------------
DKT-30                    Monitor and Keyboard                                              45
                          (both rackmount for CMD and CMU
---------------------------------------------------------------------------------------------------------

SPARE PARTS

---------------------------------------------------------------------------------------------------------
LAC-0 l0                  10/100 BaseT LAN Interface Card                                   45
---------------------------------------------------------------------------------------------------------
QDM-030-2                 Master, QPSK Demoulator Receiver Card.                           120
SUG-2000                  Cybermanager Hard Drive with factory S/W
---------------------------------------------------------------------------------------------------------
HDD-XX                    CMD Hard Drive with factory software                              30
---------------------------------------------------------------------------------------------------------
HDU-XX                    CMU Hard Drive with factory software                              30
---------------------------------------------------------------------------------------------------------
CMP-400                   CMD or CMU Power Supply                                           45
---------------------------------------------------------------------------------------------------------

*THE LEAD-TIME FOR THIS EQUIPMENT IS AS SHOWN PROVIDED HYBRID IS SUPPLIED WITH A ROLLING 80 DAY FORECAST.

WIRELESS BROADBAND ROUTERS

---------------------------------------------------------------------------------------------------------
Part Number               Description                                                 Standard Lead
                                                                                          Times
                                                                                     (calendar days)*
---------------------------------------------------------------------------------------------------------
WBR-60-231                Wireless Broadband Router 60 User                                 90
---------------------------------------------------------------------------------------------------------
WBR-60-23 IB              Wireless Broadband Router 60 User                                 90
---------------------------------------------------------------------------------------------------------

*THE LEAD-TIME FOR THIS EQUIPMENT IS AS SHOWN PROVIDED HYBRID IS SUPPLIED WITH A ROLLING 180 DAY FORECAST.

SPRINT PROPRIETARY INFORMATION - RESTRICTED

                                  SCHEDULE 3.4

                               SHIPPING PROCEDURES

                          TRANSPORTATION ROUTING GUIDE

ROUTING: The carriers listed below shall be used for the inbound and outbound movement of materials to, from, and between Sprint locations and suppliers.

BILLING: All freight charges which are directly, or indirectly, the responsibility of Sprint should be billed third party to Sprint Accounts Payable, P.O. Box 5409, Kansas City, MO 64131. Purchase of insurance coverage from transportation carriers is NOT authorized.

DOCUMENTATION: All shipping documents should reference Purchase Order, Work Order, or Cost Center number. International paperwork should be verified by Sprint's Transportation Department prior to shipment.

COMPLIANCE: Failure to comply with Sprint's Transportation Routing Guide instructions will result in excess freight chargebacks to your company. Shipments routed by means other than the guidelines within will be charged back to the supplier unless previously agreed to by both Parties.

SPRINT TRANSPORTATION: Please refer any questions to Sprint's Transportation Department to the following Transportation Specialist:

Tom Conrow, Domestic Ground & Air Shipments            913/791-7394
Zoe Morgan, International Shipments                    913/791-7395
Ginger Farrell, International Shipments                703/904-2784

Small package surface shipments should be routed via United Parcel Service or Roadway Package System. These would be shipments weighing under 150 pounds in total weight and meeting carrier size and weight restrictions as follows:

-        150 pounds maximum weight per package
-        130 inches combined length and girth
-        108 inches maximum length

The freight charges should be billed to Sprint using our UPS third party account/shipper number - 35E 2E4. Contact Sprint Transportation Services for more information regarding third party billing.

Surface shipments weighing over 150 pounds should be routed with the appropriate LTL carrier as shown on page 2 of the Routing Guide.

SPRINT PROPRIETARY INFORMATION - RESTRICTED

                          TRANSPORTATION ROUTING GUIDE

                     LTL SURFACE ROUTING OVER 150 LBS. TOTAL
                (INCLUDING TO AND FROM CANADA - REGION MAP BELOW)

         Shipments above 10,000 lbs. require authorization by Sprint's Transportation Department prior to shipment

NATIONWIDE LONG HAUL LTL CARRIERS:     Consolidated Freightways, Yellow Freight
                                       System

REGIONAL SHORT HAUL LTL CARRIERS:

         NORTHWEST                          MIDWEST                                NORTHEAST

      Con-way Western                American Freightways                       Howard Express
                                        Con-Way Central                          USF Red Star

           WEST                            SOUTHWEST                               SOUTHEAST

                                     American Freightways                         AAA Cooper
      Con-Way Western              Con-Way Southern Express                Southeastern Freightways
                                                                           Con-Way Southern Express

Regional LTL (Less-than-truckload) shipments are defined as short haul interstate LTL movements, normally under 500 miles which occur either within a region, or between a region and the bordering states of a neighboring region or bordering Canadian Provinces.

                         DEFINED REGIONS FOR LTL FREIGHT

                                      [MAP]

                        ELECTRONIC (PADDED) VAN SHIPMENTS


BEKINS VAN LINES (ALL POINTS)                     816/763-6300     800/767- 1120
NORTH AMERICAN VAN LINES (BELTMANN)               913/888-9105      800/869-6114
UNITED VAN LINES (FRY-WAGNER)                     913/541-0020      800/829-0049


                  DOMESTIC AIR EXPRESS AND AIR FREIGHT ROUTING
(SEE GEOGRAPHIC ROUTING EXCEPTION FOR CANADA, ALASKA, HAWAII, PUERTO RICO AND
                            INTERNATIONAL SHIPMENTS)

Shipments above 1,000 lbs. require authorization by Sprint Transportation prior to shipment

SPRINT PROPRIETARY INFORMATION - RESTRICTED

---------------------------------------------------------------------------------------------------------------------
     WEIGHT           SAME DAY          NEXT DAY          2ND DAY           3-5 DAYS            INTERNATIONAL
---------------------------------------------------------------------------------------------------------------------
                        QUICK
                       COURIER

                          |                 AIRBORNE EXPRESS*
    LTR - 50              |                  FEDERAL EXPRESS               UPS GROUND
                          |                                                RPS GROUND          AIRBORNE EXPRESS
                                                                                              ----------------------
                          V
------------------                     ---------------------------------
                                          EMERY            EMERY                                DHL WORLDWIDE*
     51 - 70                            WORLDWIDE        WORLDWIDE
------------------                     --------------                     ------------------------------------------
                                                                                             CALL TRANSPORTATION
                                                                  BAX GLOBAL                  FOR INTERNATIONAL
      71 +                             BAX GLOBAL              PILOT AIR FREIGHT                ROUTING GUIDE
                                                                                               AND INSTRUCTIONS
---------------------------------------------------------------------------------------------------------------------

Air routing is only authorized when expedited service is requested by Corporate Procurement to meet specific delivery requirements. Packages shipped via air, without authorization from Corporate Procurement, by the supplier will result in a 50% chargeback, to that supplier, of the total transportation cost.

---------------------------------------------------------------------------------------------------------------------
                                       GEOGRAPHIC EXCEPTIONS (AIR & SURFACE)
                                               (INBOUND AND OUTBOUND)

---------------------------------------------------------------------------------------------------------------------
     WEIGHT            CANADA                   CANADA                    ALASKA &                  PUERTO
                        (Air)                  (Surface)                   HAWAII                    RICO
---------------------------------------------------------------------------------------------------------------------

     LETTER           AIRBORNE
                    DHL WORLDWIDE                                                  AIRBORNE EXPRESS*
        -              FEDERAL                UPS GROUND                            FEDERAL EXPRESS
       70              EXPRESS

---------------------------------------------------------------------------------------------------------------------
                        EMERY                CONSOLIDATED
       71+            WORLDWIDE               FREIGHTWAYS                BAX GLOBAL               BAX GLOBAL
                     BAX GLOBAL          YELLOW FREIGHT SYSTEM

---------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                               CONTACT INFORMATION

CARRIER                                CUSTOMER SERVICE CONTACT
Airborne Express*                      800/24%2676

Bekins Van Lines                       800/767-1120 or 816/763-6300, Customer Service
BAX Global (formerly Burlington)       Contact local station
DHL Worldwide Express*                 800/345-3601 -Natalie Lechuga

Emery Worldwide                        800/443-6379
Federal Express                        800/238-5355

LTL Carriers                           Contact local terminal - customer service/dispatch
North American Van Lines               800/869-6114 or 913/888-9105, Deanna Cox
Pilot Air Freight                      800/447-.4568 or local station
Quick International Courier            800/4884400, extension 475
Sprint Transportation Dept.            913/791-7394 - Tom Conrow (Domestic Air & Ground)

                                       913/791-7395 - Zoe Morgan (International)
                                       913/791-2182 - Department Fax Number for Tom and Zoe

United Van Lines                       800/829-0049 - Fry-Wagner - Mike Wagner
---------------------------------------------------------------------------------------------

*PREFERRED CARRIER FOR SPECIFIC SERVICE REQUIREMENT

SPRINT PROPRIETARY INFORMATION - RESTRICTED

                                  SCHEDULE 4.1

                             RAW MATERIAL LEAD TIMES

                MODEM (WBR-60-23 1B)

                TUNER                       18 WEEKS         $12
                LIBIT                       20 WEEKS         $23
                SAW FILTER                  12 WEEKS          $3
                TANTALUM CAPS               26 WEEKS          $5
                RF INDUCTORS                12 WEEKS          $1
                LEDS                        12 WEEKS          $1
                TRANSISTERS                 12 WEEKS          $1
                TRANSFORMERS                14 WEEKS          $3
                MAXIM TRANSMITTER           12 WEEKS          $6
                MAXIM RS232                 16 WEEKS          $2
                DRAM                        12 WEEKS          $8
                HITACHI PROCESSOR           12 WEEKS         $12
                TRANSCEIVER                 12 WEEKS          $6
                VIDEO AMP                   12 WEEKS          $1
                SONIC T                     16 WEEKS         $29
                ENCLOSURE                   16 WEEKS          $6
                POWER SUPPLY                12 WEEKS          $5
                                                            $124

                CMU (CMU-2000-14CB)

                CABLES                      12 WEEKS          $80
                STEL CARDS                  16 WEEKS        $1990
                ALTERA FPGA                 16 WEEKS         $600
                CPU CARD                    26 WEEKS         $900
                                                            $3570

                  QPSK DEMODULATOR CARDS (QDC-030-2)

                  CABLES                    12 WEEKS          $40
                  STEL CARDS                16 WEEKS         $995
                  ALTERA FPGA               16 WEEKS         $600
                                                            $1635

                  CMD (CMD-2000B)

                  CPU CARD                  26 WEEKS          $900
                                                              $900

                  64 QAM MODULATOR (QMC-200-3)

                  CABLES                      12 WEEKS         $120
                  CRYSTALS                    26 WEEKS          $50
                  BROADCOM                    12 WEEKS         $220
                  ALTERA FPGA                 12 WEEKS          $30
                  XILINX FPGA                 12 WEEKS         $327
                  DIGITAL CONVERTER           26 WEEKS         $210
                                                               $957

SPRINT PROPRIETARY INFORMATION - RESTRICTED

                                  SCHEDULE 8.3

                              EXCLUSIVITY FEATURES

                                    - NONE -

SPRINT PROPRIETARY INFORMATION - RESTRICTED

                                  SCHEDULE 11.0
                                SCOPE CHANGE FORM

                                                               Date:
                                                                    ------------

REFERENCE:

1.   Title of Scope Change

2.    Date of Scope Change

3.   Originator of Scope Change

4.   Reason for the Scope Change

5.   Details of the Scope Change

6.    Type of Scope Change [CHECK ONE]

      [] Clarify Specifications                 [] Misinterpreted Specifications
      [] Add Specifications                          [] Remove Specifications
      [] Change Approach                             [] Process Changes
      [] Architecture Changes                   [] Other

7. The impact, if any, of the Scope Change on other aspects of the project such as:

     a)   Specifications
     b)  Budget
     c) Milestone Schedule

8.   Other Comments

Purchase of Equipment and Services Agreement between Sprint/United Management Company and Hybrid Networks, Inc.

This Scope Change Form is hereby approved, and incorporated into the Purchase of Equipment and Services Agreement between Sprint/United Management Company and Hybid Networks, Inc.

HYBRID NETWORKS, INC.                    SPRINT/UNITED MANAGEMENTCOMPANY

By:                                      By:
   -------------------------                ----------------------------
Name:                                    Name:
     -----------------------                  ----------------------------
Title:                                   Title:
      ----------------------                   ----------------------------
Date:                                    Date:
     -----------------------                  ----------------------------


SPRINT PROPRIETARY INFORMATION - RESTRICTED

                                 SCHEDULE 15.2.1

                              SOLE SOURCE SUPPLIERS

VENDOR         HYBRID PART NO.       HYBRID PART DESCRIPTION                   WHERE USED

INTEL         003-000023-01    S/ASY QPSK STEL CARD W/RF CONNECTOR               QDC-030-2

ICS            095-00062-01   S/ASY ICS 6PC1/111SA 400W RNDNT P/S CMD            CMD-2000B

ICS            095-00063-01   S/ASY ICS 2PCI/151SA 400W RNDNT P/S            CMU-2000-14CB

BROADCOM       110-O3023-01   IC BCM3023 QFP-52 QAM MOD                          QMC-030-2

XILINX         110-04013-01   IC XC4013E-4 PQFP-240                              QMC-030-3

TI             110-04030-01   IC LBT4030 64/256-QAM DEMOD&QPSK/16 QAM          WBR-60-231B

SUN            095-00001-03   CYBERMANAGER 2000 + SW FOR 20,000 SUBS           CMG-2000-SP

NATIONAL       110-83936-01   IC DP83936 PQFPI60 33MHZ SONIC W/TP              WBR-60-231B

SIEMANS        337-00017-01   FILTER SAW X6940 2MHZ/BW SMD/SIP5K PKG           WBR-60-231B

ALTERA         110-01030-01   EPFIOF30EQC208-3 RQFP-208                          WBR-60-231B

HITACHI        110-O7708-01   IC HD7708 PQFPI44 60MHZ 3V CPU                     WBR-60-231B

SPRINT PROPRIETARY INFORMATION - RESTRICTED

                                 SCHEDULE 15.2.1
                           FORM OF SUPPLIER'S CONSENT

                             [SUPPLIER'S LETTERHEAD]

Sprint/United Management Company
[ADDRESS TO COME]

                                                     [Date]

Ladies and Gentlemen:

We understand that Sprint/United Management Company (together with its affiliates, "Sprint") is a party to an equipment purchase agreement (the "Purchase Agreement") with Hybrid Networks, Inc. ("Hybrid"). The Purchase Agreement provides that in the event Hybrid is unable to satisfy its material obligations to Sprint, Sprint is entitled to obtain the technology and manufacturing capabilities of Hybrid for purposes of continuing to manufacture, maintain and sell equipment previously manufactured and maintained by Hybrid.

As a key supplier of Hybrid, Sprint has our assurances that in the event Sprint exercises its manufacturing and maintenance rights under the Purchase Agreement, we will continue to act as a supplier to Sprint in substantially the same manner as we have previously served Hybrid.

                                                     Very Truly Yours

                                                      [Supplier Name]

                                           By:
                                              ----------------------------

                                           Its:
                                              ----------------------------

SPRINT PROPRIETARY INFORMATION - RESTRICTED

                                 SCHEDULE 20.3

                             ARBITRATION PROCEDURES

(i)      All arbitration proceedings will be held in Denver, Colorado.

(ii)     The choice of law provisions of this Agreement apply.

(iii) The arbitration will be governed by JAMS/Endispute comprehensive Arbitration Rules in existence on the commencement date of the arbitration ("Rules"), except that in the event of an inconsistency between the Rules and this Schedule 20.3 the terms of this Schedule
         20.3 will control.

(iv) The parties will select one arbitrator that will be either a retired judge or a lawyer with at least 5 years experience as an arbitrator.

(v) In the event the parties are unable to agree upon an arbitrator within 10 days of the date of the notice delivered under Section 20.3 then each party will have 5 additional days to select their own arbitrator meeting the qualifications of paragraph (iv) above. Such arbitrators will then within 5 days of their appointment select a sole arbitrator to govern the arbitration proceedings.

(vi) All discovery will be completed within 75 days after the appointment of the arbitrator. Each party may submit no more than 10 interrogatories, 20 requests for production of documents and take no more than 4 depositions lasting not more than 4 hours each.

(vii) All responses to discovery requests are due within 20 days of the request.

(viii) All discovery disputes will be resolved by the arbitrator within 10 days of notice of the discovery dispute. (ix) There will be a hearing on the issue being arbitrated within 14 days of the completion of discovery. (x) Each side will have one 8-hour day to present its case. Each side will be allotted one-half day of summary arguments following the presentation of each side's case. (xi) The arbitrator will make its decision in writing within 3 days of the conclusion of the case. (xii) Each party will bear its own costs and expenses and an equal share of the arbitrators' and administrative fees of the arbitration.

(xiii) The arbitrator has the power to award sanctions for delay in or obstruction of the arbitration proceeding or for raising of frivolous claims or defenses.

(xiv)    All notices must be hand delivered or delivered by overnight mail.

(xv) The arbitrator shall have the power, upon good cause shown and with due regard for the parties' expressed desire to expedite the proceedings, to extend or continue the deadlines set forth in paragraphs (vi) through (xi) above.

(xvi) The failure of the either of the parties or of the arbitrator to meet the deadlines set forth in paragraphs (vi) through (xi) shall not divest the arbitrator of the jurisdiction to act further in respect of the arbitration.

SPRINT PROPRIETARY INFORMATION - RESTRICTED

                                  SCHEDULE 26.2
                       RETURN/REPAIR WARRANTY, PROCEDURES

I.       EQUIPMENT RETURNS OR RMA (RETURNED MATERIAL AUTHORIZATION)

A.       General Guidelines for RMA

Sprint will contact Supplier for a Return Material Authorization (RMA) number prior to returning Equipment for any reason. The telephone number to obtain an RMA number and the address to ship defective Equipment is as follows:

                  Hybrid Networks, Inc.
                  6409 Guadalupe Mines Road San Jose, CA 95120-5000 (Tel.) 800-516-9316
                  (Tel.) 408-323-6299

If Sprint returns Equipment without identifying the RMA number on the outside of the shipping container, Supplier may refuse the shipment and return the Equipment to Sprint. Except as described in Section IV below, Sprint is responsible for removal and reinstallation of Equipment, as well as shipping charges to return Equipment to Supplier at the address designated above.

Supplier will return, at its cost, Equipment to Sprint via UPS ground or an equivalent method. Additional costs associated with requests by Sprint for expedited delivery will be charged to Sprint. Out of Box Failures will be return shipped by overnight mail at no cost to Sprint.

B.    Out of Box Failures

      Equipment which fails within the first 90 days of installation ("Out of Box Failures"), will be replaced as follows: If Supplier receives notice of an Equipment failure prior to 12:00 p.m. P.S.T., Supplier will ship replacement Equipment on the same business day by the fastest suitable method for shipping the Equipment. If Supplier receives notice of an Equipment failure after 12:00 P.S.T., Supplier will ship replacement Equipment within the following business day by the fastest suitable method for shipping the Equipment. Notice of Equipment failure shall be provided by telephone to the number set forth in Section I.A and via a confirmatory fax transmitted to (408)3236470. The advance replacement procedures described in Section III below will be followed.

C.   In-Warranty Repair

     Supplier will use its best efforts to repair or replace defective Equipment other than Out of the Box Failures within 15 business days. The 15-day Equipment repair turnaround commitment is measured from the date the defective Equipment arrives at Supplier's repair facility to the date the repaired Equipment is reshipped to Sprint.

II.      OUT OF WARRANTY REPAIR

A.   Headend

Out of warranty repairs for headend equipment will be provided on a time and material basis at the rates in the Pricing Letter. Sprint will obtain an RMA to return the Equipment to Supplier. Supplier will diagnose the returned Equipment and provide a quotation for repair. Supplier will repair Equipment after receiving a purchase order from Sprint. Supplier will use its best efforts to repair Equipment within 15 business days from the date the defective Equipment arrives at Supplier's repair facility to the date the repaired Equipment is reshipped to Sprint. Equipment will be labeled after repair to indicate a new warranty period of one year from the reshipment date.

B.   Wireless Broadband Routers

Out of warranty repairs for wireless broadband routers are done on a flat fee basis. Sprint will obtain an RMA to return such Equipment to Supplier. Supplier will repair the Equipment after receiving a purchase order from

SPRINT PROPRIETARY INFORMATION - RESTRICTED

Sprint and reship the Equipment to Sprint. Equipment will be labeled after repair to indicate a new warranty period of one year from the reshipment date.

Ordering Information: Equipment Repair is ordered on a per unit basis.

--------------------------- --------------------------------------- ----------------------- -----------------
Product Code                Description                             Requirements            Price
--------------------------- --------------------------------------- ----------------------- -----------------
EWR-365-01                  Repair and one year warranty            Each Unit               $75
--------------------------- --------------------------------------- ----------------------- -----------------

III.     ADVANCE REPLACEMENT

Supplier will ship replacement Equipment to Sprint immediately upon Sprint's request if Sprint has issued a purchase order to cover Equipment being replaced. After replacement, the failed Equipment is to be shipped back to Supplier. An invoice will be generated at the time of shipment of the replacement Equipment. The invoice will be credited when the failed Equipment is received complete by Supplier. The invoice will be sent to Sprint if the defective Equipment is not returned complete within 60 days of invoice generation.

IV.      ANNUALIZED FIELD FAILURE RATES

Sprint will be responsible for the cost of removing/reinstalling Equipment, except to the extent the Annualized Field Failure Rate ("AFFR") exceeds the thresholds set forth in the table below. Supplier will reimburse Sprint for Equipment removal/reinstallation costs associated with Defects to the extent the AFFR exceeds the thresholds set forth in the table below. In no event will Supplier be charged more than $60 for any removal/reinstallation cycle. The AFFR will be calculated separately for each category of Equipment.

         (i) The AFFR threshold for Base Station Equipment where the cumulative shipments for that Equipment type exceed 500 is:

3-MONTH PERIOD(S) FOLLOWING EFFECTIVE DATE          ANNUALIZED FIELD FAILURE RATE THRESHOLD

1st                                                 Less than and equal to 3%
2nd                                                 Less than and equal to 2%
3rd and each one-month period thereafter            Less than and equal to 1%

         (ii) The AFFR threshold for Base Station Equipment where cumulative shipments are less than 500 is:

UNITS SHIPPED                                                 AFFR THRESHOLD
I to 100 units                                                2 units
100 to 300 units                                              4 units
300 to 500 units                                              6 units

         (iii) The AFFR threshold for CPE Equipment is as follows:

UNITS SHIPPED                                                 AFFR THRESHOLD
I to 500 units                                                20 units
501 to 1000 units                                             40 units
1001 units                                                    5%

The Annualized Field Failure Rate will be first calculated at the end of the first full month following the Effective Date and each month thereafter throughout the term of the Agreement.

The Annualized Field Failure Rate is the number, expressed as a percentage, obtained by multiplying:

         (a)       the quotient of:

DEFECTIVE EQUIPMENT UNDER WARRANTY RETURNED BY SPRINT DURING THE MONTH BEING MEASURED
--------------------------------------------------------------------------------
                        Average Equipment under Warranty

         (b)       by the number 12.

SPRINT PROPRIETARY INFORMATION - RESTRICTED

"Average Equipment Under Warranty" means (i) the sum of the number of units of Equipment in service and under warranty on the first and last days of the month being measured divided by (ii) the number 2.

V.       TESTING

Supplier will provide Sprint with software for use by each CPE Equipment installation/repair technician that will enable such technician to test each unit of CPE Equipment to see that it is operating properly. Sprint will test each unit using such software and any reasonable testing procedures provided by Supplier prior to returning it to Supplier for repair or replacement. At Supplier's request, Sprint will certify compliance with this paragraph. In the event Sprint fails to comply with this paragraph and the unit is returned and confirmed not to be defective, Sprint will pay Supplier $60 for the cost of testing such unit.

VI.      REPORTING

Supplier will provide monthly, quarterly and annual reports identifying the number, type and cause of Defects occurring during the period covered by the report. Supplier will provide to Sprint by the end of each month a report calculating the Annualized Field Failure Rate for the prior month.

VII.     DOA

DOA GOALS

1 to 100 units                  less than 2 failures
100 to 300 units                less than 3 failures
301 to 500 units                less than 5 failures

For Equipment where the shipment is greater than 500 units the DOA shall be less than 1%.

SPRINT PROPRIETARY INFORMATION - RESTRICTED

                                  SCHEDULE 38.1
                             SYSTEM SUPPORT SERVICES

1.       SUPPLIER ASSISTANCE.

              (a) Upon receipt of a request for technical assistance from Sprint, the nature of the problem will be identified by Sprint, and a priority assigned by Sprint (upon discussion with Supplier which in no event will require the agreement and/or consent of Supplier).

              (b) Following attempted corrective actions by Sprint in accordance with applicable operating and maintenance manuals provided by Supplier, when Supplier is notified by Sprint that the System or any part thereof fails to operate in accordance with the Specifications, Supplier will promptly commence and diligently pursue all reasonable efforts to correct the Defect.

              (c) Supplier's correction of Defects in the System may take the form of new software codes, new or supplementary operating instructions or procedures, modifications of the software codes in Sprint's possession, or any other commonly used method for correcting software Defects, as Sprint and Supplier deem appropriate.

              (d) When appropriate, Supplier will provide non-emergency technical support to Sprint via telephone, facsimile transmission, modem, or other acceptable means during Sprint's normal business hours.

              (e) Supplier will provide emergency technical assistance to Sprint via a telephone number designated to Sprint in advance by Supplier, 24 hours per day, 365 days per year.

              (f) Supplier will provide remote intervention and assistance capability to Sprint for remotely accessing operating Systems. Upon mutual agreement between the Parties, Supplier may remotely access operating Systems for the purpose of technical assistance.

2.       TROUBLE REPORTS.

         From time to time, failures in or degradation of Equipment may cause services provided by the System to be adversely affected. It is necessary that immediate assistance be provided by Supplier to allow Sprint to restore the affected service. Critical service outages which cannot be resolved by Sprint's field technicians or technical support engineers using procedures described in Supplier's operating maintenance manuals will be transmitted to Supplier as a trouble report ("TR"). Supplier will assign an identifying number to each TR to aid in tracking its disposition. TRs will be immediately addressed by Supplier through emergency technical assistance. TRs may not be considered concluded until the solution is concurred upon by a Sprint employee within Sprint's network operations center ("NOC"). Supplier is authorized by Sprint to install and integrate, at Supplier's expense, any software upgrade or software enhancement pursuant to mutual agreements reached between the parties.

3.       EMERGENCY TECHNICAL ASSISTANCE.

              (a) When a problem is encountered that adversely affects service and/or performance with respect to a System, a Sprint maintenance technician will attempt to repair or replace any malfunctioning Equipment adversely affecting such service and/or performance using the procedures recommended in the operating and maintenance manuals. If unsuccessful, a Sprint technical representative will consult Supplier's designated ETA group at the telephone number provided by Supplier in subsection 4(c) below. Following receipt of notification by the ETA group, the ETA group will utilize all available technical resources and will ensure that a qualified technical engineer is communicating with Sprint's personnel regarding the problem within t 5 minutes of any such notification.

              (b) A problem adversely affecting service that has a severity level defined below either as an "El Emergency Condition" or an "E2 Emergency Condition" is to be addressed under the ETA procedures set forth below in this subsection 4 and in subsection 5.


SPRINT PROPRIETARY INFORMATION - RESTRICTED

                  (i) An E 1 Emergency Condition means a problem resulting from any one or more of the following events:

                  - An event including loss of origination and termination capability in all terminations in a sector for a period longer than 30 seconds.

                  - Any System-initiated or unplanned manual restart (warm, cold, reload, or image) which causes a System loss of data forwarding capacity of a sector for more than 30 seconds. Manual restarts with 24-hour notice would be planned.

                  - Usable subscriber and network performance statistics not being collected.

                  - Ten percent (10%) or more of the total data forwarding capacity of a sector are out-of-service, where the disrupted traffic demand exceeds the alternate routing capability.

                  - Total loss of access to a specific service, total loss of access to one or more specific services because of a fault condition in the System and related Equipment (not to include non-System-impacting failure of individual CPE).

                  - Any single unit of Equipment having a hard failure in excess of 30 minutes, whether or not it recovers from such failure (not to include non-System-impacting failure of individual CPE).

                  - Any memory leakage, buffer utilization congestion or configuration parameter loss (not to include non-System-impacting failure of individual CPE).

                  - (i) the loss of 10% or more of the capacity of any sector for a period in excess of 10 seconds, (ii) more than 10% of the users experience a BER of less than 10-6 for more than 10 seconds, (iii) more than 10% of users experience latency in excess of design parameters for a period of more than I0 seconds, or
                           (iv) the ratio of signal to interference + noise falls below design parameters for a period of more than 10 seconds affecting more than 10% of users in a sector.

                  - Any outage, other than non-System-impacting failure of individual CPE.

              Supplier must allocate sufficient ETA that could reasonably be expected to clear all E1 Emergency Conditions within 12 hours of notification of their occurrence. Work must continue without any cessation until the defect causing the E 1 Emergency Condition is solved or the severity thereof is reduced to a "PI Major Condition", as defined below, or less.

                  (ii) An E2 Emergency Condition means a problem resulting from any one or more of the following events:

                  - Loss of the redundant functionality for any Equipment that is duplicated.

                  -        Loss of the master clock.

                  - 50% or more of the equipped tape or disk drive units out-of-service.

SPRINT PROPRIETARY INFORMATION - RESTRICTED

                  -        Inability to dump or initialize an element image.

                  -        Inability to perform critical maintenance procedures.

              Supplier must allocate sufficient ETA that could reasonably be expected to clear all E2 Emergency Conditions within 24 hours of notification of such E2 Emergency Conditions. Work must continue without any cessation until the Defect causing the E2 Emergency Condition is solved or the severity is reduced to a P 1 Major Condition or less.

              (c) In the event that an E 1 Emergency Condition or an E2 Emergency Condition should remain unresolved following referral to Supplier by Sprint, the problem causing such condition must be reported to the levels of management set forth below (with comparable titles, if different) to ensure all available resources necessary to address the problem will be committed in accordance with the following:

         The following are the reporting levels if an E 1 Emergency Condition or an E2 Emergency Condition is not resolved within the time periods set forth below as amended from time to time following referral thereof to Supplier by
Sprint:

  SUPPLIER CONTACT                           SUPPLIER CONTACT NAME        TELEPHONE NUMBER

  One hour Operations Engineering Mgr.       [to be designated]         [to be designated]

  Two hours-- BWG NOC                        Ron Fordon                     (214) 684-2999

  Three hours -- BWG AVP                     John Montross                  (913) 315-9340

  Four hours -- Vice President               Jim Harman                     (913) 315-9423

              (d) If Sprint reasonably determines that Supplier has not provided sufficient ETA to resolve any E1 Emergency Condition or E2 Emergency Condition on a timely basis, Sprint will be entitled to withhold all payments with respect to the affected System then due or outstanding prior to the date of such determination until such time as adequate ETA is provided to Sprint to resolve such Emergency Condition.

              (e) If an E 1 Emergency Condition or an E2 Emergency Condition exists in a System prior to Final Acceptance of such System, Supplier must deliver to Sprint each Software upgrade and each Equipment upgrade developed by or on behalf of Supplier to resolve any E 1 Emergency Condition or E2 Emergency Condition promptly following completion of development of such Software upgrades or promptly following availability of such Equipment upgrades.

              (f) The term Non-Emergency Services includes providing to Sprint any requested technical assistance and support for the purpose of resolving non-emergency problems as defined below, remote monitoring and outage review consultation and the handling of CSRs.

              (g) Technical assistance and support must be provided for the purpose of resolving non-emergency problems defined below as "P 1 Major Condition", "P2 Significant Problem" and "P3 Minor Problem" which are reported to Supplier.

                      (i) P1 Major Condition means any non-emergency failure of specific features or functions of any Equipment that restricts its operations, but does not render the Equipment inoperable, impact traffic capacity or coverage or require significant manual intervention for the Equipment to operate properly and in accordance with its Specifications. These events will include loss of diagnostic capabilities and/or loss of reporting functions. Work must continue without cessation during Supplier's normal business hours until the Defect causing the P 1 Major Condition is corrected.

SPRINT PROPRIETARY INFORMATION - RESTRICTED

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


                      (ii) P2 Significant Problem means any non-emergency intermittently occurring problem related to specific primary functions or features and/or any inoperable secondary functions, which does not have a significant adverse effect on the overall performance of any Equipment. By-pass or work around procedures must be used to alleviate such P2 Significant Problem until it is corrected.

                      (iii) P3 Minor Problem means any non-emergency problem that does not affect the performance or functions of any Equipment, and, despite such problem, the Equipment is fully operable without restrictions. Such P3 Minor Problems may include documentation inaccuracies, cosmetics, minor requests for changes or maintenance requests. Supplier will resolve such P3 Minor Problems during the next available scheduled Software Upgrade or Equipment Upgrade.

              (h) Should a non-emergency problem remain unresolved for the period or periods of time set forth below following referral to Supplier by Sprint, such problem must be reported to the levels of management set forth below to ensure all available resources necessary to correct such problem will be committed to address such problem pursuant to the following:

                           -------------------------------------------------------------------
                                           REPORTING LEVELS IF NON-EMERGENCY
                                                 IS NOT RESOLVED WITHIN

----------------------------------------------------------------------------------------------
  CONDITION                   1 DAY         2 DAYS           7 DAYS          30 DAYS
----------------------------------------------------------------------------------------------

                              Technical     Technical
  P1                          Assistance    Assistance       BWG             BWG AVP
    Major Condition           Manager       Senior Manager   Director
----------------------------------------------------------------------------------------------
  P2                                        Technical        Technical
  Significant                               Assistance       Assistance      BWG Director
  Condition                                 Manager          Senior Manager
----------------------------------------------------------------------------------------------
                                                             Technical
  P3                                                         Assistance      BWG Director
  Minor Condition                                            Manager
----------------------------------------------------------------------------------------------

         Non-emergency problems referred to Supplier as a CSR will be resolved based upon the priority assigned to them as determined by Sprint, and to the extent possible will be incorporated into the next scheduled Software Upgrade or Equipment Upgrade.

4. ETA AND CSR.

         In the event that emergency or non-emergency technical support provided from Supplier's technical support center is not sufficient to resolve an El Emergency Condition or an E2 Emergency Condition, a P 1 Major Condition or a P2 Significant Problem, Supplier must send a technically qualified person or persons to the site of such emergency condition or problem to assist Sprint's employees in solving such condition or problem. Supplier's technically qualified person or persons must be on-site as soon as practicable after the mutual determination that the support provided by Supplier's technical assistance center is not sufficient to resolve the condition, but in no event more than 24 hours after such determination, or at such later time as may be determined by Sprint. A CSR will be submitted by Sprint to request a repair of the emergency condition or the non-emergency problem, or to request the addition of a Software or Equipment Upgrade or other Software or Equipment Enhancement. Sprint's CSRs will define the condition or problem and state whether Sprint considers the CSR to be for a Software/Equipment Upgrade or Software/Equipment Enhancement. Changes to the System resulting from CSRs must be fully tested and accepted in accordance with the Specifications. Supplier must respond to the submission of a CSR by Sprint within five (5) business days, acknowledging receipt of the CSR, confirming or denying agreement with Sprint's assessment of whether the CSR may be considered a Software or Equipment Upgrade or a Software or Equipment Enhancement and summarizing Supplier's intended actions to handle the CSR. A CSR may result in System fixes, or enhancements, resulting in Equipment modifications reasonably acceptable to Sprint.


SPRINT PROPRIETARY INFORMATION - RESTRICTED

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


5.       UPGRADES AND ENHANCEMENTS.

         Supplier will provide and install Software Upgrades, and Equipment Upgrades at no additional charge.

         Upon payment of the applicable license fee described in the Pricing Letter, Supplier will provide and install Software Enhancements in Systems designated by Sprint. Supplier will provide Sprint a rolling six-month forecast of its planned release dates of Software Enhancements. Supplier represents that the functionality and features described in the High Level Requirements will be incorporated into one of Supplier's next two Software Enhancements.

6.    DEFINITIONS.

         For purposes of this Schedule, the following definitions apply:

l) "Equipment Upgrade" means a change or modification in any Equipment which fixes or otherwise corrects faults, design shortcomings or shortcomings in meeting the Specifications, or failure rates, or in any such case, that is necessary to enable performance in accordance with the Specifications for the most current version of the Equipment.

2) "Software Enhancements" means major modifications or improvements made to the Software which improve performance or capacity of the Software or which provide additional functions to the Software and which will be identified by a change to the first digit to the right of the decimal point of the number identifying the version of the Software.

3) "Software Upgrades" means periodic updates to the Software issued by Supplier under Warranty and Software maintenance obligations to: (i) correct Defects in the Software and (ii) provide minor enhancements. Upgrades may be designated by a change to the second digit to the right of the decimal point of the number identifying the version of the Software.



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